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As filed with the Securities and Exchange Commission on July 26, 2004

Registration No. 333-114673

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in its Governing Instruments)

420 Lexington Avenue
New York, New York 10170
(212) 297-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Marc Holliday
President and Chief Executive Officer
420 Lexington Avenue
New York, New York 10170
(212) 297-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert E. King, Jr., Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000	David C. Wright, Esq. Hunton & Williams LLP 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(a)
Registration No. 333-114673

PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 26, 2004

12,500,000 Shares

Common Stock

        This is our initial public offering of common stock. No public market currently exists for our common stock. We are selling all of the shares of our common stock offered by this prospectus. Our affiliate, SL Green Realty Corp., is purchasing 25% of the shares offered by this prospectus. Our common stock is subject to ownership limitations intended to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

        We anticipate that the initial public offering price of our common stock will be $15.00 per share. Our common stock has been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol "GKK."

Investing in our common stock involves risks. See "Risk Factors" beginning on page 13 for a discussion of risks relating to our common stock, including, among others:

  •
  We are dependent on our Manager and its key employees.

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  We are subject to potential conflicts of interest arising out of our relationships with SL Green and our Manager. Several of SL Green's executive officers will also be directors and executive officers of our company and our Manager.

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  We will pay substantial annual fees equal to 1.75% of our stockholders equity to our Manager regardless of the performance of our portfolio.

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  We and our Manager were organized in April 2004 and have no operating history nor any assets and will commence operations only upon completion of this offering.

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  Maintenance of our Investment Company Act exemption imposes limits on our operations.

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  We have not yet acquired or identified any investments that we will make. Therefore, we are unable to provide you with information to evaluate our potential investments prior to your purchase of our common stock.

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  We expect to incur a significant amount of debt which could subject us to losses; there are no debt limits in our charter documents.

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  We may invest in various fixed income investments, including whole loans, bridge loans, preferred equity, mezzanine loans and non-performing or sub-performing notes, each of which offers unique investment risks to us.

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  If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax at regular corporate rates, which would reduce funds available for distributions to stockholders.

  •
  Ownership limitations and transfer restrictions on our common stock may restrict liquidity of our common stock.

  •
  The concentration of our ownership by SL Green (which will own 25.8% of our common stock outstanding after this offering, at least 70% of the interests in our Manager and all of the Class B limited partner interests in our operating partnership) may adversely affect the ability of new investors to influence our policies.

  •
  Purchasers in this offering will experience immediate and significant dilution of $1.99 in book value per share.

	Per Share	Total
Public Offering Price	$15.00	$187,500,000
Underwriting Discount(1)	$1.05	$9,843,750
Proceeds to Gramercy Capital Corp., before expenses	$13.95	$177,656,250

(1)
No underwriting discount is payable on the shares sold by us to SL Green.

        Delivery of the shares of common stock will be made on or about            , 2004.

        We have granted the underwriters a 30-day option to purchase up to an additional 1,406,250 shares of our common stock to cover over-allotments, if any. SL Green will purchase additional shares if the underwriters' over-allotment option is exercised so that SL Green purchases 25% of the total shares sold in this offering. The underwriters have reserved up to 3.75% of the shares of common stock offered by this prospectus for the directed share program at the public offering price. For more information, see "Underwriting—Directed Shares."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities	Merrill Lynch & Co.
Banc of America Securities LLC JMP Securities

The date of this prospectus is            , 2004.

        You may rely on the information contained in this prospectus. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer of solicitation is unlawful.

i

PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by the more detailed information and the financial statements included elsewhere in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. When used in this prospectus, the terms "we," "our," "us" and the "company" refer to Gramercy Capital Corp. and its subsidiaries. Unless otherwise indicated, the information in this prospectus assumes no exercise of the underwriters' over-allotment option to purchase additional shares of our common stock, and that the shares of our common stock to be sold in this offering are sold at $15.00 per share.

Gramercy Capital Corp.

        We are a newly-formed specialty finance company focused on originating and acquiring, for our own account, loans and securities related to commercial and multi-family properties. We intend to invest in whole loans, bridge loans, permanent loans, distressed debt, mortgage-backed securities, subordinate interests in whole loans (B Notes) with control features and other real estate investments. We will also invest in mezzanine loans, preferred equity interests in entities that own real estate, other B Notes, sub- and non-performing real estate loans and equity interests in real estate. We have not yet made any investments.

        Our objective is to grow our portfolio through investments that compensate us appropriately for the risk of loss associated with them, rather than targeting a specific gross interest rate or yield hurdle. We will assess this risk-adjusted return when evaluating transactions and adjust the stated yield to ensure an equitable balance between risks and return. We expect to invest in assets with the potential for appreciation, in addition to providing current income. The fixed income investments we will make will generally have a higher risk of default or loss than typical first mortgages or investment grade mortgage-backed securities.

        We will be externally managed and advised by GKK Manager LLC, a subsidiary of SL Green Realty Corp. (or SL Green), a real estate investment trust, or REIT, whose common stock is traded on the New York Stock Exchange (or NYSE). SL Green, with its predecessor, has a 24-year history of owning, managing, leasing, acquiring and repositioning office properties in New York City. In 1997, SL Green began a high yield lending business which has invested to date an aggregate of $665 million in structured debt, mezzanine loans and preferred equity investments in commercial properties in the New York metropolitan area. We will conduct a similar business as a separate public company and expect to expand that business into markets outside New York City and property types other than office buildings. We have not agreed to acquire any investments in SL Green's existing debt portfolio but may do so in the future.

        We believe our relationship with SL Green and our Manager will provide us substantial benefits in originating, underwriting and managing our investments. Our Manager will be responsible for administering our business activities and day-to-day operations and will use the resources of SL Green to enhance our operations. Our management agreement will provide us access to SL Green's broad referral network, experience in capital markets, credit analysis, debt structuring, and risk and asset management, as well as corporate operations and governance. Pursuant to an Origination Agreement which we are entering into with SL Green, SL Green will agree not to compete with us in the fixed income real estate business we will conduct, but retains the right to invest in certain debt types, including distressed debt and debt with equity features, and to continue holding its existing debt portfolio. See "Certain Relationships and Related Party Transactions—Origination Agreement".

        We have a senior management team with extensive real estate finance experience. This management team has many years of experience in high yield debt structuring and trading, debt financing and syndication, in addition to a strong background in debt origination, underwriting, structuring, risk management and stockholder relations. The employees of our Manager and our senior management team have substantial transactional experience in major markets throughout the United States involving office, retail, industrial, apartment, lodging, health care, parking facilities, golf courses, single-family housing, and special purpose real estate. See "The Manager—Officers and Employees of Our Manager."

        SL Green will own approximately 25.8% of our common stock outstanding after this offering. In addition to SL Green's interest, our senior management team, directors and key Manager personnel will own approximately 3.8% of our common stock outstanding after this offering and options to acquire an additional 4.5% of our common stock outstanding after this offering. As a result, SL Green, the Manager and our senior management team have a substantial stake in our success. The concentration of ownership by SL Green and our management team may adversely affect the ability of other investors to influence our policies.

        We intend to operate as a full service specialty finance company and provide a wide range of financing products and structures. Our goal is to be a one-stop shop offering specifically tailored products that fit the diverse and complex needs of borrowers. We may originate investments in direct transactions with borrowers and may also acquire existing assets from third parties, including SL Green and its affiliates. Our targeted investments include the following:

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  Subordinate Interests in Whole Loans (B Notes)—We intend to purchase from third parties, and may retain from whole loans we originate and securitize or sell, subordinate interests referred to as B Notes. B Notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A Note. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related A Note and the B Note. We believe the B Note market will continue to grow with the expansion of the commercial mortgage securitization market. Our ownership of a B Note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B Note, which may include foreclosure on, or modification of, the note. In some cases the owner of the A Note may be able to foreclose or modify the note against our wishes as holder of the B Note. As a result, our economic and business interests may diverge from the interests of the holders of the A Note. These divergent interests among the holders of each investment may result in conflicts of interest.

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  Mezzanine Financing—We anticipate offering mezzanine loans that are senior to the borrower's equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests in entities that directly or indirectly own the real property.

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  Preferred Equity—We expect to originate preferred equity investments in entities that directly or indirectly own commercial real estate. Preferred equity is not secured, but holders have priority relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with covenants that limit the entity's activities and grant us the right to control the property after default.

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  Bridge Loans—We intend to offer floating rate whole loans to borrowers who are seeking short-term capital to be used in the acquisition, construction or redevelopment of a property. Typically, the borrower has identified a property in a favorable market that it believes to be poorly managed or undervalued. Bridge financing enables the borrower to secure short-term financing while improving the property and avoid burdening it with restrictive long-term debt.

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  Permanent Loans—We intend to originate fixed-rate whole loans with terms of up to 15 years that can be securitized. We expect to retain B Notes, mezzanine loans and preferred equity created in connection with the whole loan origination.

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  Distressed Debt—We may acquire sub-performing or non-performing real estate notes from lenders who wish to divest these types of assets from their portfolios. We expect to acquire these notes at a discount to their outstanding principal amount.

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  Mortgage-Backed Securities—We may acquire mortgage-backed securities that are created when commercial or residential loans are pooled and securitized. The securities may be issued by government sponsored agencies or other entities and may or may not be rated investment grade by rating agencies. We may also originate mortgage-backed securities from pools of commercial loans we assemble, in which event we expect to retain the more junior interests.

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  Other Real Estate-Related Investments—We may also make investments in other types of commercial or multi-family real estate assets. These may include acquisitions of real property and debt issued by REITs or other real estate companies.

        We will generate income principally from the spread between the yields on our investments and the cost of our borrowing and hedging activities and we will leverage our investments to enhance returns. We intend to finance our investments through a variety of techniques, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and collateralized debt obligations and other structured financings. We anticipate our overall leverage to be approximately 70% to 80% of our total assets; however, our actual leverage will depend on our mix of assets. For example, we will employ more financing for our whole loan business than for our other businesses. We will actively manage our assets with a goal of generating cash available for distribution, facilitating capital appreciation and generating attractive returns to our stockholders.

        We intend to qualify for the exemption from registration under the Investment Company Act provided by Section 3(c)(5)(C) of Investment Company Act and will monitor our portfolio periodically and prior to each acquisition to confirm that we continue to qualify for the exemption. We generally expect that permanent loans, bridge loans, and whole pool mortgage-backed securities will be considered qualifying assets under the Section 3(c)(5)(C) exemption from the Investment Company Act. The treatment of distressed debt securities as qualifying assets will be based on the characteristics of the particular type of loan, including its foreclosure rights. Junior (first loss) interests in mortgage-backed securities pools may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgages in the pool and that we may act as the controlling class or directing holder of the pool. Similarly, B Notes may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgage and that we may act as the controlling class or directing holder of the note. At present, we do not generally expect that mezzanine financing and preferred equity investments will constitute qualifying assets.

        We intend to make investments so that at least 55% of our portfolio is comprised of qualifying assets, thereby allowing us to be excepted from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act. In addition, in order to maintain the exemption under Section 3(c)(5)(C), we intend to make investments so that at least 80% of our portfolio is comprised of real estate-related assets. We expect that all of these classes of investments will be considered real estate-related assets under the Investment Company Act for purposes of the 80% investment threshold. Qualification for this exemption will limit our ability to make certain investments.

        We intend to elect to be taxed as a REIT under the Internal Revenue Code and generally will not be subject to federal income taxes to the extent we distribute our income to our stockholders. We are a Maryland corporation. Our principal executive offices will be located at 420 Lexington Avenue, New York, New York, 10170. Our telephone number is 212-297-1000. We will maintain a website from the time this offering closes at www.gramercycapitalcorp.com. Information at our website is not and should not be considered a part of this prospectus.

Our Competitive Strengths

        We believe our business possesses several characteristics that will distinguish us from our competitors, including:

  •
  Experienced management. A primary advantage will be the experience of our senior management team, who have been involved in the high yield real estate debt investment businesses at SL Green, leading investment and commercial banks and specialty lending firms. This management team has an aggregate of over 40 years of experience in high yield debt structuring and trading, debt capital markets, origination, underwriting, credit, liability management, risk management and servicing.

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  Access to SL Green's transaction pipeline and relationships. We believe our relationship with SL Green will provide us access to a unique pipeline of financing opportunities. SL Green is a significant provider of real estate-related high yield lending products in New York City. New York City is headquarters to many of the nation's leading commercial real estate owners and lenders that operate on both a national and local scope. SL Green has developed long-term relationships with many of these real estate owners, borrowers and lenders. These relationships will provide us with access to transactions in major markets throughout the U.S. and complement the national relationship network of our senior executives.

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  Strong underwriting and asset management capabilities. We believe SL Green has developed expertise in creating the types of customized investment structures we intend to employ. As a result, our Manager will bring us special capability in structuring intercreditor agreements, participation agreements and servicing arrangements that can protect our rights, mitigate losses and enhance returns. SL Green's asset management platform has a history of providing high quality servicing to major financial institutions, including investment banks and pension funds.

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  Product diversity and structuring flexibility. We believe that our ability to provide a wide range of financing products and our ability to customize financing structures to meet borrowers' needs will differentiate us from our competitors.

Summary Risk Factors

        You should carefully consider all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks of investing in our common stock. Some of these risks include:

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  We are dependent on our Manager and its key employees and may not find a suitable replacement if our Manager terminates the management agreement or the key personnel are no longer available to us.

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  There are conflicts of interest in our relationship with our Manager, which could result in decisions that are not in the best interest of our stockholders, such as conflicts in allocating investments which may also be suitable for SL Green or in allocating time of officers of us or the Manager who also have duties to SL Green.

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  We have no operating history and may not operate successfully.

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  Maintenance of our Investment Company Act exemption imposes limits on our operation. For example, to maintain the exemption we may need to forego acquisitions of assets we might otherwise want to originate or acquire, or originate or acquire additional qualifying investments which may have lower returns. If we do not maintain this exemption we could, among other things, be required (a) to significantly revise our business plan to avoid being required to register as an investment company or (b) to register as an investment company, which would prohibit affiliate transactions and, among other things, result in termination of our management agreement, origination agreement and all other agreements with our affiliates, which could have a material adverse effect on our business and the market price of our common stock.

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  We have no specific designated use for any of the net proceeds from this offering, and investors will be unable to evaluate the manner in which we invest the net proceeds or the economic merits of the assets acquired with the proceeds.

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  We expect to incur a significant amount of debt to finance our portfolio, which may subject us to an increased risk of loss, adversely affecting the return on our investments and reducing cash available for distribution; there are no debt limits in our charter documents.

  •
  We may invest in various fixed income investments, including whole loans, bridge loans, preferred equity, mezzanine loans and non-performing or sub-performing notes, each of which offers unique investment risks to us.

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  If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax at regular corporate rates, which would reduce funds available for distributions to stockholders.

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  REIT distribution requirements could adversely affect our liquidity.

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  Ownership limitations and transfer restrictions on our common stock may restrict liquidity of the common stock.

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  The concentration of our ownership by SL Green (which will own 25.8% of our common stock outstanding after this offering, at least 70% of the interests in our Manager and all of the Class B limited partner interests in our operating partnership) may adversely affect the ability of new investors to influence our policies.

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  If you purchase common stock in this offering, you will experience immediate and significant dilution of $1.99 in book value per share.

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  Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

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  Interest rate and credit spread fluctuations could reduce the yields on our investments and may result in losses.

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  We may not be able to access financing sources on favorable terms, or at all, which could adversely affect our ability to execute our business plan.

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  The loans we invest in and the mortgage loans underlying the mortgage-backed securities we invest in are subject to risks of delinquency and foreclosure.

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  Investment in non-conforming and non-investment grade loans may involve increased risk of loss. We currently anticipate investing primarily in unrated or non-investment grade assets. There are no limits on the percentage of unrated or non-investment grade assets we may hold in our portfolio.

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  Our real estate investments may be illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

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  A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

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  Our staggered board of directors and other provisions of our charter and bylaws may prevent a change in our control.

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  There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

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  An increase in market interest rates may have an adverse effect on the market price of our common stock.

Our Relationship with Our Manager and SL Green

        We will be externally managed and advised by GKK Manager LLC, a subsidiary of SL Green. We will leverage the personnel, infrastructure, relationships and experience of SL Green and our Manager to enhance the growth of our business. We initially will have no employees, and each of our executive officers is also an executive officer of our Manager or SL Green.

        Our business plan for creating an investment portfolio of fixed income real estate investments differs in several material ways from the high yield lending business conducted in the past by SL Green. These differences include broader diversity of property types and geographic markets, a broader range of loan-to-value ratios, as well as lower target yields. SL Green historically leveraged its structured finance investments with conventional corporate debt to maintain a 50% ratio of debt to asset value. We anticipate that our overall leverage will be 70% to 80% of the total value of our assets.

        We will enter into a management agreement with our Manager effective upon the closing of this offering. The initial term of the management agreement will be through December 2007, with automatic, one-year renewals at the end of each year. Pursuant to the management agreement, our Manager will implement our business strategy on a day-to-day basis and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria in conjunction with our board of directors, sourcing, analyzing and executing all investments, asset sales and financings and performing asset management duties. See "The Manager—The Management Agreement."

        The following table summarizes the fees and expense reimbursements and other amounts that we will pay to our Manager and its affiliates.

Type	Description and Method of Computation	Payable
Organization/Offering
Expense Reimbursement
	All offering and organizational expenses, including legal, accounting, consulting and other expenses incurred by SL Green on our behalf in an amount estimated to be approximately $1.8 million, and an additional $800,000 to reimburse SL Green for consulting fees payable to Messrs. Foley and Hall, contingent upon completion of this offering, for their assistance in connection with our capitalization and initial funding, including development of our business plan, negotiation and implementation of agreements, preparation of this registration statement, and dealing with attorneys, accountants, prospective investors and other service providers on behalf of SL Green.	At the closing of this offering in cash
Operating
Management fee	1.75% per annum of our Stockholders Equity. Stockholders Equity is defined as the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital.	Monthly in arrears in cash
Incentive distributions (Class B interest)
	Distributions will be made quarterly by our operating partnership with respect to the Class B limited partner interests equal to 25% of the amount by which (i) the sum of Funds from Operations for such quarter plus gains (or losses) from debt restructuring and sales of property for such quarter exceeds (ii) the product of the weighted average Stockholders Equity outstanding for such quarter multiplied by 2.375%.(1).	Each fiscal quarter in cash

Expense reimbursement
	Reimbursement of third party expenses incurred by the Manager, including legal, accounting, due diligence and other services, estimated to be approximately $187,500 each quarter. We will also reimburse our Manager for expenses for services provided by SL Green, including those under asset servicing and outsourcing agreements between SL Green and our Manager described under "Certain Relationships and Related Party Transactions—SL Green." We will reimburse the Manager for the asset servicing fee charged by SL Green under the asset servicing agreement, which is 0.15% per annum of the book value of our fixed income investments other than investment grade bonds or corporate unsecured debt. Fees will be paid on investment grade bonds which have a "first-loss position," which means they are the most junior debt. We will reimburse the Manager for the charges under the outsource agreement, initially $1.25 million per year, with such amount to increase annually by 3% over the prior year's charge.	Each fiscal quarter in cash
Termination payment
	If we terminate the management agreement for cause, no termination fee is payable. If we terminate or fail to renew without cause, we will be required to pay a termination fee equal to two times the higher of the total annual fees paid under the management agreement plus the higher of the aggregate annual fees paid under the asset servicing agreement, in both instances in either of the two calendar years prior to the termination unless we are becoming self-managed, in which case the fee is reduced by 50%. The Class B limited partner interests are also subject to mandatory redemption upon termination of the management agreement.	Upon termination in cash

(1)
Funds from Operations, as defined by the National Association of Real Estate Investment Trusts as of the date of this offering, means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustment for unconsolidated partnerships and joint ventures. Amounts payable shall be reconciled at the end of each calendar year beginning with 2004 so that distributions are calculated on average annual Stockholders Equity multiplied by 9.5% per year.

        SL Green has advised us that it intends to own no less than a 70% interest in our Manager after the closing of this offering and employees of our Manager may own or have the right to receive the balance of the interest, subject to certain vesting requirements. We will have no ownership interest in our Manager. Initially, Messrs. Hugh Hall and Robert Foley, managing directors of our Manager and our chief operating officer and chief financial officer, respectively, will own a 15% equity interest in the Manager and SL Green will own 85% of the Manager. SL Green's ownership interest in the Manager may decrease to 70% through awards of equity interests to select employees of the Manager. It is generally expected that these equity interests in the Manager held by employees of the Manager will vest over periods of up to five years.

        SL Green will purchase 25% of the shares sold in this offering. We have also granted SL Green the right to purchase 25% of the shares in any future offering of common stock in order to maintain its percentage ownership interest in us after the offering. In addition, SL Green will agree not to originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions. As a newly-formed company with no identified investments we have agreed to sell this substantial ownership interest to SL Green because we believe that the presence of a large, established sponsor which has made a substantial financial commitment gives us credibility in the marketplace and will help us attract additional investment.

Our Structure

        The following chart shows our structure after giving effect to this offering:

(1)
Includes directors, officers and employees of us, the Manager or SL Green.

(2)
Entitled to quarterly profit distributions based on our financial performance. Payment of these distributions reduces cash available for distributions on our common stock. At least 70% of the Class B limited partner interests will be owned by SL Green, and the remaining 30% will be owned by the Manager. See "Certain Relationships and Related Party Transactions—SL Green—Class B Limited Partner Interests."

(3)
SL Green has advised us that it intends to own no less than a 70% interest in our Manager after the closing of this offering and employees of our Manager may own or have the right to receive the balance of the interest, subject to certain vesting requirements. We will have no ownership interest in our Manager. SL Green will control the Manager as its managing member.

Conflicts of Interest

        Each of our executive officers also serves as an officer of SL Green or our Manager. As a result, our agreements with affiliates of SL Green, including our management agreement with our Manager, were not negotiated at arm's-length and their terms, including fees payable and the terms of the Class B limited partner interests, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. We will pay our Manager substantial management fees regardless of the performance of our portfolio.

        The Manager will also receive a substantial termination fee if the management agreement is terminated, equal to as much as two times the higher of the total annual fees paid in either of the two calendar years prior to termination. SL Green and the Manager will own Class B limited partner interests with distributions based on our financial performance, which may cause our Manager to invest in high risk investments in order to maximize the distributions payable to it. The Class B limited partner interests will be issued at the closing of the offering as part of the consideration for entering into the management agreement. Through these Class B limited partner interests, SL Green can avail itself of the flow-through of capital gains realized by us. As these interests are speculative in nature and subject to future performance, no value was ascribed to the original issuance of these interests. Payment of these distributions pursuant to Article V of the operating partnership agreement reduces cash available for distributions by the operating partnership to us in order for us to make distributions to stockholders. The issuance of the Class B limited partner interests to our Manager in connection with the management agreement was not negotiated at arm's length and was structured by the senior executive officers of SL Green.

        In addition to owning 25.8% of our common stock outstanding after the closing of this offering, SL Green will own at least 70% of the Class B limited partner interests and at least a 70% equity interest in our Manager. Our Manager will own 30% of the Class B limited partner interests. Of the Class B limited partner interests retained by the Manager and SL Green, it is not currently intended that any of such Class B limited partner interests will be assigned to an officer, director or employee of us, the Manager or SL Green, although the Manager and SL Green retain the right to make such assignments. Although many of the senior executives of SL Green are also senior executives of the Manager, SL Green will not be directly involved in the day-to-day management of the Manager.

        In addition, our Manager and our executive officers may have conflicts between their duties to us and their duties to, and interests in, SL Green and/or our Manager. Under our credit facilities, an event of default will be triggered if GKK Manager LLC ceases to be the Manager. Although we have entered into an origination agreement with SL Green, certain investments may be suitable for both us and SL Green. As a result, SL Green may compete with us with respect to certain investments which we may want to acquire, and we may either not be presented with the opportunity or have to compete with SL Green to acquire that asset. It is also possible that we may enter into business transactions with SL Green or its affiliates subject to compliance with our conflict procedures.

        We may enter into financing or other transactions with SL Green or its affiliates, including but not limited to: (a) transactions in which both SL Green and we invest; (b) the purchase or origination by us of a B Note, mezzanine loan or preferred equity investment to an entity owned in part or in its entirety by SL Green or an affiliate of SL Green; or (c) the sale to or purchase from SL Green of a fixed income investment. Any transaction with SL Green must be approved by a majority of our independent directors.

        When we acquire direct or indirect ownership interests in real property in metropolitan New York or Washington, D.C. by foreclosure or similar conveyance, SL Green will have the right to purchase the property at a price equal to our unpaid asset balance on the date we foreclosed or acquired the asset, plus interest at the last stated contract (non-default) rate plus certain legal fees and other amounts (and without default interest, penalties, other fees or premiums of any kind) through the date of SL Green's purchase (this amount is called "Par Value"). If we seek to sell the asset and receive a bona fide third party offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the Par Value or the third party's offer price. If the asset is not sold within one year, SL Green has the right to purchase the property at its appraised value. The appraised value will be determined as follows: we will select an appraiser and SL Green will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

        SL Green has a right of first offer to acquire any distressed debt which we decide to sell.

        An affiliate of Wachovia Capital Markets, LLC, our lead underwriter, has committed to provide us with credit facilities, as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

The Offering

Common stock we are offering:	12,500,000 shares(1)
Common stock to be outstanding after the offering:	13,310,000 shares(2)
Use of proceeds:
We estimate that the net proceeds from our sale of 12,500,000 shares of common stock at an assumed initial public offering price of $15.00 per share will be approximately $172.9 million, after deducting the underwriting discount and other estimated offering expenses, including a $1.8 million reimbursement to SL Green for organization and offering expenses incurred on our behalf and an additional $800,000 to reimburse SL Green for a consulting fee of $400,000 to be paid by SL Green to each of Messrs. Foley and Hall upon completion of this offering. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds, after deducting the underwriting discount and other offering expenses, of the sale of common stock by us will be approximately $199.6 million. We intend to use substantially all of the net proceeds of this offering to make investments in commercial real estate-related loans and securities and for general corporate purposes, including financing and operating expenses and other expenses of the Company. Until these investments can be identified, we intend to invest the net proceeds of the offering temporarily in readily marketable interest-bearing securities consistent with our intention to qualify as a REIT, or we may hold cash.
Proposed NYSE symbol:	"GKK"

(1)
Includes 3,125,000 shares to be purchased by SL Green. Excludes up to 1,406,250 shares of our common stock that may be issued by us upon exercise of the underwriters' over-allotment option and up to 468,750 additional shares to be purchased by SL Green if the over-allotment option is exercised.

(2)
Includes 310,000 restricted shares to be outstanding upon completion of this offering. Excludes up to 595,500 additional shares reserved for issuance upon exercise of options outstanding upon completion of this offering.

        The underwriters have reserved up to 3.75% of the shares of common stock offered by this prospectus for the directed share program at the public offering price. For more information, see "Underwriting—Directed Shares."

Restrictions on Ownership of Our Stock

        Due to the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Code, our charter prohibits, with certain exceptions, any stockholder from directly or indirectly owning more than (i) 9.8% of the aggregate value of the outstanding shares of our stock, or (ii) 9.8% of the lesser of the value or the number of outstanding shares of common stock, referred to in this prospectus as the stock ownership limit. Our board of directors will waive this provision in connection with SL Green's purchase of shares in this offering.

Distribution Policy

        We generally need to distribute at least 90% of our REIT net taxable income each year (subject to certain adjustments) to qualify as a REIT under the Code. To the extent that we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will incur federal income tax on our undistributed taxable income at regular corporate rates. In addition, we will be subject to a non-deductible excise tax to the extent that the amount we distribute each year is less than a minimum amount specified in the federal tax laws. We may, under certain circumstances, make a distribution of capital or of assets. To qualify for the tax benefits accorded to REITs and to avoid corporate income tax and the excise tax, we intend to pay quarterly distributions and to make distributions to our stockholders in amounts equal to all regular, quarterly or substantially all our taxable income each year, subject to certain adjustments. We intend to commence regular quarterly distributions after the offering. Distributions made in the early stages of our operations may exceed our income, particularly before we fully invest the proceeds of the offering. Whether we make distributions and the timing and actual amount of any distributions will be at the discretion of our board of directors, taking into account, in addition to the REIT requirements, our cash needs and net income, the market price for our common stock and other factors our board of directors considers relevant.

Tax Status

        We intend to elect to be treated as a REIT for federal income tax purposes for our taxable year ending December 31, 2004. To qualify as a REIT, we must meet various tax law requirements, including, among others, requirements relating to the nature of our assets, the sources of our income, the timing and amount of distributions that we make and the composition of our stockholders. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates, and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our qualification. Further, even to the extent that we qualify as a REIT, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to our stockholders, and we may be subject to other taxes, including payroll taxes, and state and local income, franchise, property, sales and other taxes. Moreover, we will have subsidiary entities that are subject to federal income taxation and to various other taxes, referred to as taxable REIT subsidiaries or TRSs, in order to effect various financings in a tax efficient manner. Any distributions paid by us generally will not be eligible for taxation at the preferred capital gain rates that currently apply to distributions received by individuals from taxable corporations. See "Material Federal Income Tax Considerations."

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before buying shares of our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to Our Management and Our Relationship with SL Green

We are dependent on our Manager and its key employees and may not find a suitable replacement if our Manager terminates the management agreement or the key personnel are no longer available to us.

        We have no direct employees. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Manager's executive officers, whose continued service is not guaranteed. If our Manager terminates the management agreement, we may not be able to execute our business plan.

There are conflicts of interest in our relationship with our Manager, which could result in decisions that are not in the best interest of our stockholders.

        We are subject to potential conflicts of interest arising out of our relationship with SL Green and our Manager. Several of SL Green's executive officers will also be directors and executive officers of our Manager and us. Specifically, our chairman and each of our executive officers also serve as officers of our Manager or SL Green. As a result, the management agreement was not negotiated at arm's-length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        In addition, our Manager and our executives may have conflicts between their duties to us and their duties to, and interests in, SL Green and/or our Manager. Our Manager is not required to devote a specific amount of time to our operations. There may also be conflicts in allocating investments which are suitable both for us and SL Green. SL Green has agreed generally that it will not acquire fixed income investments during the term of the management agreement. However, there are several exceptions, including debt instruments with equity characteristics, distressed debt and refinancings of existing SL Green debt investments. As a result, SL Green may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with SL Green to acquire these investments. See "Certain Relationships and Related Party Transactions—SL Green—Origination Agreement." Our Manager and our executive officers may choose to allocate favorable investments to SL Green instead of to us.

        We will pay our Manager substantial management fees regardless of the performance of our portfolio. SL Green and our Manager also own a Class B limited partner interest in our operating partnership, which entitles them to receive quarterly distributions based on financial performance. See "Certain Relationships and Related Party Transactions—SL Green—Class B Limited Partner Interests." In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

        Termination of or failure to renew the management agreement without cause requires us to pay substantial amounts of termination fees and redeem the Class B limited partner interests. If the management agreement is terminated or not renewed other than for cause, we will be required to pay a termination fee equal to two times the higher of the total annual fees paid in either of the two calendar years prior to the termination, unless we become self-managed, in which event this amount will be reduced by 50%. We are also required to redeem the Class B limited partner interests upon termination of the management agreement. These provisions may increase the effective cost to us of terminating or failing to renew the management agreement, thereby adversely affecting our ability to terminate or not renew the management agreement without cause.

Our assets may be subject to purchase rights or rights of first offer in favor of SL Green, which could reduce their marketability or value.

        Pursuant to our origination agreement with SL Green, we have granted SL Green rights of first offer with respect to the acquisition or origination of certain of our assets. SL Green will have the right to purchase ownership interests in real properties located in metropolitan New York or Washington, D.C. relating to properties we acquire in foreclosure of our debt investments and, to purchase distressed debts located in metropolitan New York or Washington, D.C. acquired by us relating to properties at a price equal to our unpaid asset balance on the date we foreclosed on or acquired the asset, plus interest through the date of SL Green's purchase. If we seek to sell the asset and receive a bona fide offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the unpaid asset balance or the third party's offer price. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

        Our Manager is authorized to follow very broad investment guidelines. Our directors will review our investment guidelines and our investment portfolio annually and as often as they deem necessary. However, our board of directors does not review each proposed investment. An investment committee must approve unanimously capital commitments between $15 million and $50 million and full board approval is required only for investments in excess of $50 million. Our Manager will have full discretion with respect to investments under $15 million, and generally will analyze and approve these investments as described in "The Company—Origination, Underwriting and Asset Management." Our chief investment officer may approve investments of less than $3 million. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us. Decisions made and investments entered into by our Manager may not fully reflect your best interests.

We may change our investment and operational policies without stockholder consent.

        We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to you.

Risks Related to Our Business

We have no operating history and may not operate successfully.

        We and our Manager were organized in April 2004 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

        In addition, we intend to qualify for an exemption from registration under the Investment Company Act, which means that at least 55% of our portfolio must be comprised of qualifying assets and 80% of our portfolio must be comprised of qualifying assets and real estate-related assets under the Investment Company Act. To comply with these regulations, we may from time to time buy residential mortgage-backed securities and other qualifying assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration. Further, we may not be able to invest in sufficient qualifying and/or real estate-related assets and future revisions of the Investment Company Act may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Such changes may prevent us from operating our business successfully.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. For example, Section 3(c)(5)(C) exempts from the definition of "investment company" any person who is "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Additionally, Section 3(c)(6) exempts from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Further, Rule 3a-1 under the Investment Company Act exempts from the definition of "investment company" a company that maintains at least 55% of the value of its assets (exclusive of Government securities and cash items) in, and derives at least 55% of its net income after taxes for the past four quarters from, securities other than Government securities, securities issued by employees' securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company, provided that certain other requirements are met. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the exemptions on which we rely. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our business and the market price for our common stock.

        As part of its duties under the management agreement, our Manager will periodically evaluate our assets, and will also evaluate prior to an acquisition or origination the structure of each prospective investment, to determine whether the investment will be a qualifying asset for purposes of maintaining our exemption from registration under the Investment Company Act, and will consult with counsel when necessary. Failure to maintain this exemption would require us to significantly restructure our business plan. For example, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate our management agreement, origination agreement and all other agreements with affiliates, which could have a material adverse effect on our ability to operate our business. If the management agreement is terminated, we will, among other things, be in default under our credit facilities and financial institutions will have the right to terminate those facilities and their obligation to advance funds to us to finance our future investments. In addition, we may not be able to identify a replacement manager on favorable terms or at all.

We have no specific designated use for any of the net proceeds from this offering, and investors will be unable to evaluate the manner in which we invest the net proceeds or the economic merits of the assets acquired with the proceeds.

        At the time of this offering, we have no specific designated use for the net proceeds of this offering. As a result, you will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merits of our expected investments. There can be no assurance that we will be able to invest in real estate-related loans and securities which meet our investment criteria in sufficient time or on acceptable terms to produce a return on our investment. We and our Manager will have broad authority to invest the remaining proceeds of this offering in assets we may identify in the future. You must rely on our board of directors and executive officers and our Manager to evaluate our investment opportunities, and we are subject to the risk that our board of directors, executive officers and our Manager may not be able to achieve our objectives or will make decisions that are not in your best interests because of conflicts of interest. Any significant delay in investing such proceeds or inability to achieve our investment objectives as a result of poor investment decisions or conflicts of interest could have a material adverse effect on our ability to make distributions to our stockholders.

We expect to incur a significant amount of debt to finance our portfolio, which may subject us to an increased risk of loss, adversely affecting the return on our investments and reducing cash available for distribution.

        We expect to incur a significant amount of debt to finance our operations, which can compound losses and reduce the cash available for distributions to our stockholders. We generally will leverage our portfolio through the use of bank credit facilities, repurchase agreements, securitizations, including the issuance of collateralized debt obligations (CDOs) and other borrowings. The leverage we employ will vary depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. We expect that substantially all of our assets will be pledged as collateral for our borrowings. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

        Our debt service payments will reduce the net income available for distributions. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Under our repurchase agreements, our lenders take title to our assets and may have an ability to liquidate our assets through our expedited process. Currently, neither our charter nor our bylaws impose any limitations on the extent to which we may leverage our assets.

If GKK Manager LLC ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

        The financial institutions that will finance our investments pursuant to our credit facilities and our repurchase agreements require that GKK Manager LLC remain our Manager pursuant to the management agreement. If GKK Manager LLC ceases to be our Manager, it is an event of default and each of the financial institutions under these credit facilities have the right to terminate their facility and their obligation to advance funds to us to finance our future investments. If GKK Manager LLC ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement credit facilities, our growth may be limited.

Our warehouse financing agreement may limit our ability to make investments.

        In order to borrow money to make investments under our warehouse financing agreement, our lender, Wachovia Capital Investment, Inc. has the right to review the potential investment for which we are seeking financing. We may be unable to obtain the consent of our lender to make investments that we believe are favorable to our company. In the event that Wachovia Capital Investment, Inc. does not consent to the inclusion of the potential asset in the warehouse financing facility, we may be unable to obtain alternate financing for that investment. Our lender's consent rights with respect to our warehouse financing agreement may limit our ability to execute our business plan.

We may not be able to access financing sources on favorable terms, or at all, which could adversely affect our ability to execute our business plan.

        We intend to finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner which are beyond our control, including lack of liquidity and greater credit spreads. We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, funds available for operations as well as for future business opportunities.

Prepayments can adversely affect the yields on our investments.

        The yield of our assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on mortgage at similar yields, and loans generally increase. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Lack of diversification in number of investments increases our dependence on individual investments.

        If we acquire larger loans or property interests, our portfolio will be concentrated in a smaller number of assets, increasing the risk of loss to stockholders if a default or other problem arises.

Interest rate fluctuations could reduce our ability to generate income on our investments.

        The yield on our investments in real estate securities and loans will be sensitive to changes in prevailing interest rates and changes in prepayment rates. Changes in interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. We tend to price loans at a spread to either United States Treasury obligations, swaps or the London Inter-Bank Offered Rate (LIBOR). A decrease in these indexes will lower the yield on our investments. Conversely, if these indexes rise materially, borrowers may be unable to borrow the higher-leverage loans that we target.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

        Our operating results will depend in large part on differences between the income from our assets, net of credit losses, and financing costs. We anticipate that, in most cases, for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

        We price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer term financing for our assets using structured financing techniques in the future. Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that investors will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, this may reduce our income or cause losses.

The repurchase agreements and credit facilities that we use to finance our investments may require us to provide additional collateral.

        We intend to use credit facilities, including repurchase agreements, to finance our investments. If the market value of the loans pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. We may not have the funds available to pay down our debt, which could result in defaults. Posting additional collateral to support our credit facilities will reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, increase interest rates and terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the United States Bankruptcy Code.

        Further, credit facility providers may require us to maintain a certain amount of cash uninvested or set aside unlevered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations.

        When we obtain financing, lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute will contain negative covenants that may limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

The loans we invest in and the mortgage loans underlying the mortgage-backed securities we invest in are subject to risks of delinquency and foreclosure.

        Commercial mortgage loans are secured by commercial or multi-family property and are subject to risks of delinquency and foreclosure. These risks of loss are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to pay principal and interest on a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by a number of conditions beyond our control, including:

  •
  tenant mix;

  •
  success of tenant businesses;

  •
  property management decisions;

  •
  property location and condition;

  •
  competition from comparable types of properties;

  •
  changes in laws that increase operating expense or limit rents that may be charged;

  •
  any need to address environmental contamination at the property;

  •
  the occurrence of any uninsured casualty at the property;

  •
  changes in national, regional or local economic conditions and/or specific industry segments;

  •
  declines in regional or local real estate values;

  •
  declines in regional or local rental or occupancy rates;

  •
  increases in interest rates, real estate tax rates and other operating expenses; and

  •
  changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        Any of these factors could have an adverse affect on the ability of the borrower to make payments of principal and interest in a timely fashion, or at all, on the mortgage loans in which we invest and could adversely affect the cash flows we intend to receive from these investments.

        In the event of any default under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest on the mortgage loan, which could have a material adverse effect on our cash flow from operations and our ability to make distributions to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to the borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

        Commercial mortgage-backed securities evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Residential mortgage-backed securities evidence interests in or are secured by a pool of single-family residential mortgage loans. Accordingly, multi-property mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

        Except in rare instances, loans we may acquire or originate will not conform to conventional loan criteria applied by traditional lenders and will not be rated or will be rated as non-investment grade (for example, for investments rated by Moody's Investors Service, ratings lower than Baa3, and for Standard & Poor's, BBB- or below). The non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, loans we originate or acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock. We currently anticipate investing primarily in unrated or non-investment grade assets. There are no limits on the percentage of unrated or non-investment grade assets we may hold in our portfolio.

Our investments in subordinated loans and subordinated mortgage-backed securities are subject to losses.

        We intend to acquire subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of our loans may be subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods") and control decisions made in bankruptcy proceedings relating to borrowers.

        In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. Likewise, we may not be able to recover some or all of our investment in certain subordinated loans in which we obtain interests. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us.

        An economic downturn could increase the risk of loss on our investments in subordinated mortgage-backed securities. The prices of lower credit-quality securities, such as the subordinated mortgage-backed securities in which we plan to invest, are generally less sensitive to interest rate changes than more highly rated investments, but are more sensitive to adverse economic downturns or individual property developments. An economic downturn or a projection of an economic downturn could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support to a securitized structure may be insufficient to protect us against loss of our principal on these securities.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

        Our investments in debt securities involve special risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt are subject to the risks described above with respect to mortgage loans and mortgage-backed securities and similar risks, including:

  •
  risks of delinquency and foreclosure, and risks of loss in the event thereof;

  •
  the dependence upon the successful operation of and net income from real property;

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  risks generally incident to interests in real property; and

  •
  risks that may be presented by the type and use of a particular commercial property.

        Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

  •
  limited liquidity in the secondary trading market;

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  substantial market price volatility resulting from changes in prevailing interest rates;

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  subordination to the prior claims of banks and other senior lenders to the issuer;

  •
  the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

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  the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

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  the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

        These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

We may not be able to acquire eligible securities for a collateralized debt obligation issuance, or may not be able to issue collateralized debt obligation securities on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

        We intend to acquire high yield debt instruments and finance them on a non-recourse long-term basis, such as through the issuance of collateralized debt obligations. During the period that we are acquiring these assets, we intend to finance our purchases through relatively short-term credit facilities. We use these short-term warehouse lines of credit to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a collateralized debt obligation issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible assets to maximize the efficiency of a collateralized debt obligation issuance. In addition, conditions in the capital markets may make the issuance of collateralized debt obligations less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a collateralized debt obligation to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.

The use of collateralized debt obligation financings with over-collateralization requirements may have a negative impact on our cash flow.

        We expect that the terms of collateralized debt obligations we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount. This excess collateral requirement is commonly referred to as "over-collateralization." We anticipate that the collateralized debt obligation terms will provide that, if certain delinquencies and/or losses exceed the specified levels based on rating agencies' (or the financial guaranty insurer's, if applicable) analysis of the characteristics of the assets pledged to collateralize the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets pledged to secure collateralized debt obligations. We cannot assure you that the performance tests will be satisfied. Nor can we assure you, in advance of completing negotiations with the rating agencies or other key transaction parties on our future collateralized debt obligation financings, the actual terms of the delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our collateralized debt obligation financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of our collateralized debt obligations.

        If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through collateralized debt obligations) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Our hedging transactions may limit our gains or result in losses.

        We intend to use derivative instruments, including forwards, futures, swaps and options, in our risk management strategy to limit the effects of changes in interest rates on our operations. Our primary hedging strategy will consist of entering into interest rate swap contracts. Additionally, we may in certain select instances choose to hedge our exposure to fluctuations in CMBS credit spreads by purchasing swaps written against a broad-based commercial mortgage-backed securities index. The value of our forwards, futures and swaps may fluctuate over time in response to changing market conditions, and will tend to change inversely with the value of the risk in our liabilities that we intend to hedge. Hedges are sometimes ineffective because the correlation between changes in value of the underlying investment and the derivative instrument is less than was expected when the hedging transaction was undertaken. Since most of our hedging activity is intended to cover the period between origination or purchase of loans and their eventual sale or securitization, unmatched losses in our hedging program tend to occur when the planned securitization fails to occur, or if the hedge proves to be ineffective.

        Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. The use of derivatives to hedge our liabilities carries certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to stockholders and that these losses may exceed the amount invested in such instruments. A hedge may not be effective in eliminating all of the risks inherent in any particular position and could result in higher interest rates than we would otherwise have. In addition, there will be many market risks against which we may not be able to hedge effectively. Furthermore, we do not intend to hedge any risks with respect to instruments that we may purchase or hold for investment rather than securitization. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates, and our status as a REIT may limit our ability to effectively hedge our interest rate exposure. Our profitability may be adversely affected during any period as a result of the use of derivatives.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increase as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

        In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our real estate investments may be illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

        The real estate and real estate-related assets in which we intend to invest are generally illiquid. In addition, the instruments that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the mortgage-backed securities and debt instruments that we purchase are purchased in private, unregistered transactions. As a result, the majority of our investments in securities are subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

        We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

We may be adversely affected by unfavorable economic changes in geographic areas where our properties are concentrated.

        Adverse conditions in the areas where the properties underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and industrial properties) may have an adverse effect on the value of our properties. A material decline in the demand or the ability of tenants to pay rent for office and industrial space in these geographic areas may result in a material decline in our cash available for distribution.

We may not succeed in our attempts to invest in assets outside New York City, which could limit our growth and profitability.

        The high yield lending business of SL Green has been focused on the New York metropolitan area. We intend to purchase and originate investments secured by assets in other regions and metropolitan areas. Accordingly, we cannot assure that we will be successful in originating or acquiring a sufficient quality or quantity of assets to support our business, the failure of which could materially adversely affect our financial condition and operating results.

We are subject to significant competition and we may not compete successfully.

        We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, some of which have greater resources than us, and we may not be able to compete successfully for investments.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

        We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. See "Material Federal Income Tax Considerations" for a discussion of material federal income tax considerations relating to us and our common stock.

REIT distribution requirements could adversely affect our liquidity.

        In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, other than any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

        We intend to make distributions to our stockholders to comply with the REIT distribution requirements and avoid corporate income tax and/or excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement or avoid corporate income or excise tax. We may own assets that generate mismatches between taxable income and available cash. These assets may include (a) securities that have been financed through financing structures which require some or all of available cash flows to be used to service borrowings, (b) loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash, and (c) distressed debt on which we may be required to accrue taxable interest income even though the borrower is unable to make current debt service payments in cash. As a result, the requirement to distribute a substantial portion of our net taxable income could cause us to: (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms or (c) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt to comply with REIT requirements.

        To maximize the return on our funds, cash generated from operations is expected to be used to temporarily pay down borrowings. When making distributions, we may borrow the required funds by drawing on credit capacity available under our credit facilities. If distributions exceed the amount of cash generated from operations, we may be required to borrow additional funds, which, in turn, would reduce the amount of funds available for other purposes.

        Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments by raising equity capital and through borrowings from financial institutions. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

        The existing REIT provisions of the Internal Revenue Code may substantially limit our ability to hedge our operations by requiring us to limit our income in each year from qualified hedges, together with any other income not generated from qualified REIT real estate assets, to less than 25% of our gross income. In addition, we must limit our aggregate income from non-qualified hedging transactions, from our provision of services and from other non-qualifying sources, to less than 5% of our annual gross income. As a result, we may have to limit our use of certain hedging techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we fail to satisfy the 25% or 5% limitations, we could lose our REIT status for federal income tax purposes, unless our failure was due to reasonable cause and not due to willful neglect, and we meet certain other technical requirements. Even if our failure was due to reasonable cause, we might incur a penalty tax.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of the value of our outstanding shares would result in the termination of our status as a REIT. Our board of directors will waive this provision in connection with SL Green's purchase of shares in this offering. These ownership limits could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us.

The "taxable mortgage pool" rules may limit the manner in which we effect future securitizations.

        Certain of our future securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we would not be adversely affected by the characterization of the securitization as a taxable mortgage pool (assuming that we do not have any stockholders who might cause a corporate income tax to be imposed upon us by reason of our owning a taxable mortgage pool). We would be precluded, however, from holding equity interests in such securitizations through our operating partnership, selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for tax purposes. These limitations will preclude us from using certain techniques to maximize our returns from securitization transactions.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay distributions to our stockholders.

        As a REIT, we are generally required to distribute at least 90% of our taxable income each year to our stockholders. To qualify for the tax benefits accorded to REITs, we intend to pay quarterly distributions and to make distributions to our stockholders in amounts such that we distribute all or substantially all our taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board may deem relevant from time to time.

Recent change in taxation of corporate distributions may adversely affect the value of our shares.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces to 15% the maximum marginal rate of tax payable by domestic noncorporate taxpayers on distributions received from a regular C corporation. This reduced tax rate, however, will not apply to distributions made to individuals by a REIT on its stock, except for certain limited amounts. While the earnings of a REIT that are distributed to its stockholders will still generally be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause individual investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation. This may be the case because the distributions from regular C corporations would generally be taxed at a lower rate while distributions from REITs will generally be taxed at the same rate as the individual's other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of price or relative to other investments.

Risks Related to Our Organization and Structure

The concentration of our ownership may adversely affect the ability of new investors to influence our policies.

        Upon completion of this offering SL Green will own approximately 25.8% of the outstanding shares of our common stock. In addition, SL Green has the right to purchase 25% of the shares in any future offering of common stock. Accordingly, SL Green will have significant influence over us and may determine to vote their shares together. The ownership level of SL Green may discourage or prevent others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. This concentration of ownership may result in decisions affecting us that may not serve the best interest of all stockholders.

Maryland takeover statutes may prevent a change of control of our company, which could depress our stock price.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which he otherwise would have become an interested stockholder.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws—Maryland Business Combination Act" and "—Maryland Control Share Acquisitions Act."

        We have opted out of these provisions of the Maryland General Corporation Law, or the MGCL, with respect to its business combination provisions and its control share provisions by resolution of our board of directors and a provision in our bylaws, respectively. However, in the future our board of directors may reverse its decision by resolution and elect to opt in to the MGCL's business combination provisions, or amend our bylaws and elect to opt in to the MGCL's control share provisions.

        Additionally, Title 8, Subtitle 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses, some of which we do not have. These provisions may have the effect of inhibiting a third party from making us an acquisition proposal or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide you with an opportunity to realize a premium over the then-current market price.

Our authorized but unissued preferred stock may prevent a change in our control which could be in your best interests.

        Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Our staggered board of directors and other provisions of our charter and bylaws may prevent a change in our control.

        Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2005, 2006 and 2007. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Risks Related to the Offering

If you purchase shares of our common stock in this offering, you will experience immediate and significant dilution of $1.99 in book value per share.

        We expect the initial public offering price of our common stock to be substantially higher than what the book value per share of our outstanding common stock will be immediately after this offering. If you purchase our common stock in this offering, you will incur immediate dilution of approximately $1.99 in the book value per share of common stock from the price you pay for our common stock in this offering. In addition, stockholders may be subject to dilution from exercise of existing or future options issued to our executive officers and directors, our Manager or SL Green or their employees.

Your interest in us may be diluted if we issue additional shares.

        Existing stockholders and potential investors in this offering do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we sell additional common stock in the future, sell securities that are convertible into common stock or issue shares of common stock or options exercisable for shares of common stock.

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

        Prior to this offering, there has been no public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained after the offering. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. The price at which the shares of our common stock may sell in the public market after this offering may be lower than the price at which they are sold by the underwriters.

        No assurance can be given that an active market will develop for our common stock or as to the likelihood that an actual market for our common stock will develop, the liquidity of any such market, the ability of any holder to sell shares of our common stock, or the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

        Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the initial offering price, in the future.

        Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

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  actual or anticipated declines in our quarterly operating results or distributions;

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  increases in market interest rates that lead purchasers of our common shares to demand a higher distribution yield;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  additions or departures of key management personnel;

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  actions by institutional stockholders;

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  speculation in the press or investment community; and

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  general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

        In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. We cannot assure you of our ability to pay distributions in the future. In addition, some of our distributions may include a return of capital.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and not from market value of the investments themselves, then interest rate fluctuations and capital markets will likely affect the market price of our common stock. For instance, if market interest rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest rates. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and make distributions to you.

CAUTIONARY NOTE REGARDING
FORWARD-LOOKING INFORMATION

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These statements are usually identified by the use of words such as "will," "anticipates," "believes," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. These forward-looking statements reflect our current views about our plans, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in this prospectus some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

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  the success or failure of our efforts to implement our current business strategy;

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  economic conditions generally and in the commercial finance and real estate markets specifically;

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  the performance and financial condition of borrowers and corporate customers;

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  the actions of our competitors and our ability to respond to those actions;

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  the cost of our capital, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

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  changes in governmental regulations, tax rates and similar matters;

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  legislative and regulatory changes (including changes to laws governing the taxation of REITs); and

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  other factors discussed under the heading "Risk Factors."

        We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which will be filed with the SEC, and you should not place undue reliance on those statements.

USE OF PROCEEDS

        We estimate that the net proceeds from our sale of 12,500,000 shares of common stock in this offering, at an assumed initial public offering price of $15.00 per share will be approximately $172.9 million, after deducting the underwriting discount and other estimated offering expenses, including a $1.8 million reimbursement to SL Green for organization and offering expenses incurred on our behalf and an additional $800,000 to reimburse SL Green for a consulting fee of $400,000 to be paid by SL Green to each of Messrs. Foley and Hall upon completion of this offering. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds after deducting the underwriting discount and other offering expenses, of the sale of common stock by us, will be approximately $199.6 million. No underwriting discounts or commissions are payable in connection with the sale of shares to SL Green.

        We intend to use substantially all the net proceeds of this offering to make investments in commercial real estate-related loans and securities and for general corporate purposes, including financing and operating expenses and other expenses of the Company. Until appropriate investments can be identified, we intend to invest the net proceeds of the offering temporarily in readily marketable interest-bearing securities consistent with our intention to qualify as a REIT, or we may hold cash.

CAPITALIZATION

        The following table sets forth our capitalization as of April 12, 2004, on an actual basis and as adjusted to give effect to this offering and application of our net proceeds as described in "Use of Proceeds." This table should be read together with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of April 12, 2004
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$200	$173,100

Long-term debt	—	—
Stockholders equity
Preferred stock, par value $0.001 per share, 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 500,000 shares issued and outstanding, 13,310,000 shares issued and outstanding as adjusted(1)	1	13
Additional paid in capital	199	173,087
Total stockholders equity	200	173,100

Total capitalization	$200	$173,100

(1)
Includes 310,000 shares of restricted stock to be awarded upon completion of this offering; excludes up to (i) 1,406,250 shares that may be issued by us upon exercise of the underwriters' over-allotment option, (ii) 468,750 shares that may be purchased by SL Green if the underwriters' over-allotment option is exercised and (iii) 595,500 shares reserved for issuance upon exercise of options to be awarded at closing of this offering under our equity incentive plan.

DISTRIBUTION POLICY

        We intend to make regular quarterly distributions to our stockholders. To maintain our qualification as a REIT, we must make distributions to our stockholders each year in an amount at least equal to (1) 90% of our REIT taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles) plus (2) 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code, minus (3) any excess non-cash income. We are subject to corporate income tax on REIT taxable income that is not distributed and to an excise tax to the extent that certain percentages of our income are not distributed by specified dates. See "Material Federal Income Tax Considerations."

        Any distributions will be made by us at the discretion of our board of directors and will depend in part on:

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  our actual results of operations;

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  restrictions under Maryland law;

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  the timing of the investment of our equity capital;

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  our financial condition;

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  debt service requirements;

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  capital expenditure requirements;

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  our taxable income;

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  the annual distribution requirements under the REIT provisions of the Internal Revenue Code;

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  our operating expenses; and

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  other factors our board of directors deems relevant.

        Our ability to make distributions to our stockholders depends upon the performance of our investment portfolio, and, in turn, upon our Manager's management of our business. We intend that cash generated from operations generally will be used to temporarily pay down borrowings. When making distributions, we generally expect to borrow the required funds by drawing on credit capacity available under our credit facilities. If distributions exceed the amount of cash generated from operations, we may be required to borrow additional funds or sell assets to meet our REIT distribution requirements. We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our directors may change our distribution policy in the future. See "Risk Factors."

        We intend to commence regular quarterly distributions after the offering. Distributions made in the early stages of our operations may exceed our income, particularly before we fully invest the proceeds of the offering. Distributions to stockholders are generally taxable to our stockholders as ordinary income, although a portion of these distributions may be designated by us as long-term capital gains to the extent they are attributable to net capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, see "Material Federal Income Tax Considerations."

        In the future, our board of directors may elect to adopt a distribution reinvestment plan that allows our stockholders that have enrolled in the plan to reinvest their distributions automatically in additional shares of our common stock.

DILUTION

        Our net tangible book value as of April 12, 2004 was approximately $200,000 or $0.40 per share of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price you pay per share for our common stock and the net tangible book value per share of our common stock at the time of your purchase. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock issued and outstanding. After giving effect to the sale by us of 12,500,000 shares of our common stock in this offering, assuming a public offering price of $15.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value as of April 12, 2004 would be $173.1 million, or $13.01 per share of our common stock. This represents an immediate increase in the net tangible book value of $12.61 per share to our existing stockholder and an immediate and substantial dilution in net tangible book value of $1.99 per share to investors in the offering.

        The following table illustrates this per share dilution:

Assumed public offering price per share	$15.00
Net tangible book value per share as of April 12, 2004	$0.40
Increase per share to existing investors	$12.61
Net tangible book value per share after this offering	$13.01
Dilution per share to new investors	$1.99
	Shares Purchased(1)		Total Consideration
					Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	500,000	3.8%	$200,000	0.1%	$0.40
Shares of restricted stock to be granted upon completion of this offering(2)	310,000	2.3%	—	—	—
New investors	12,500,000	93.9%	187,500,000	99.9%	$15.00

Total/Weighted average	13,310,000	100.0%	187,700,000	100.0%	$14.10

(1)
Assumes no exercise of the underwriters' over-allotment option.

(2)
Those restricted shares will vest pro rata over a period of three-to-four years commencing on June 30, 2005. No dividends will be paid on the restricted shares until such shares have vested.

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a newly incorporated company and have no prior operations. Therefore, we do not have any meaningful operations to discuss. You should read the following discussion in conjunction with the sections of the prospectus entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Overview

        We are a newly-formed specialty finance company focused on originating and acquiring, for our own account, subordinate interests in whole loans, mezzanine loans, preferred equity interests in entities that own real estate and whole loans. Our investments will relate to commercial and multi-family real estate. We will conduct substantially all of our operations through our operating partnership, GKK Capital LP. We will be externally managed and advised by GKK Manager LLC, a subsidiary of SL Green. We intend to elect to be taxed as a REIT under the Internal Revenue Code and generally will not be subject to federal income taxes to the extent we distribute our income to our stockholders. However, we may establish taxable REIT subsidiaries to effect various taxable transactions. Those taxable REIT subsidiaries will incur federal, state and local taxes on the taxable income from their activities.

Critical Accounting Policies

        Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which are known as GAAP. These accounting principles require us to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments which could significantly affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. Our Manager has identified our most critical accounting policies to be the following:

Loans and Investments

        Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired. We invest in preferred equity interests that allow us to participate in a percentage of the underlying property's cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, we must determine whether such investment should be accounted for as a loan, joint venture or as real estate.

        Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates.

        If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level we believe is adequate to absorb probable losses.

Classifications of Mortgage-Backed Securities

        In accordance with applicable GAAP, our investments in mortgage-backed securities are classified as available-for-sale securities. As a result, changes in fair value are recorded as a balance sheet adjustment to accumulated other comprehensive income (loss), which is a component of stockholders equity, rather than through our statement of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period-to-period.

Valuations of Mortgage-Backed Securities

        All mortgage-backed securities are carried on the balance sheet at fair value. Our mortgage-backed securities have fair values determined by our Manager. Our Manager will determine the fair value of mortgage-backed securities based on the types of securities in which we have invested. For liquid, investment-grade securities, we are likely to consult with dealers of such securities to periodically obtain updated market pricing for the same or similar instruments. For non-investment grade securities, we will actively monitor the performance of the underlying properties and loans and update our pricing model to reflect changes in projected cash flows. The value of the securities will be derived by applying discount rates to such cash flows based on current market yields. The yields employed may be obtained from our own experience in the market, advice from dealers and/or information obtained in consultation with other investors in similar instruments. Because fair value estimates may vary to some degree, our Manager must make certain judgments and assumptions about the appropriate price to use to calculate the fair values for financial reporting purposes. Different judgments and assumptions could result in different presentations of value.

        When the fair value of an available-for-sale security is less than the amortized cost, our Manager considers whether there is an other-than-temporary impairment in the value of the security (for example, whether the security will be sold prior to the recovery of fair value). If, in our Manager's judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and this loss is realized and charged against earnings. The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss realization.

Revenue Recognition

        Interest income on debt investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan as an adjustment to yield. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

        Income recognition is generally suspended for debt investments at the earlier of the date at which payments become 90 days past due or when, in our opinion a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with debt investments is the charge to earnings to increase the allowance for possible credit losses to the level that management estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we establish the provision for possible credit losses by category of asset. When it is probable that we will be unable to collect all amounts contractually due, the account is considered impaired.

        Where impairment is indicated, a valuation write-down or write-off is measured based upon the excess of the recorded investment amount over the net fair value of the collateral, as reduced by selling costs. Any deficiency between the carrying amount of an asset and the net sales price of repossessed collateral is charged to the allowance for credit losses.

Incentive Distribution (Class B Limited Partner Interest)

        Through Class B limited partner interests, SL Green can avail itself of the flow-through of capital gains realized by us. The Class B limited partner interests will be entitled to receive quarterly profit distributions based on our financial performance. We will record any distributions on Class B limited partner interests as an incentive distribution expense in the period when earned and when payment of such amounts has become probable and reasonably estimable in accordance with the partnership agreement. As these interests are speculative in nature and subject to future performance, no value was ascribed to the original issuance of these interests and no consideration was paid in exchange for these interests. These cash distributions will reduce the amount of cash available for distribution to our common unitholders in our operating partnership and to common stockholders.

Derivative Instruments

        In the normal course of business, we use a variety of derivative instruments to manage, or hedge, interest rate risk. We require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments are associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction occurs. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract.

        To determine the fair values of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        We currently intend to use derivative instruments to minimize our exposure to risk, rather than as a means of generating income.

Recent Accounting Pronouncement

        In January 2003, the Financial Accounting Standards Board (or FASB) issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities" (or FIN 46), which requires a variable interest entity (or VIE), to be consolidated by its primary beneficiary. The primary beneficiary is the party that absorbs a majority of the VIE's anticipated losses and/or a majority of the expected returns.

        In December 2003, the FASB revised FIN 46 (or FIN 46-R), delaying the effective date for certain entities created before February 1, 2003 and making other amendments to clarify the application of the guidance. Our Manager will evaluate our investments for potential variable interests by evaluating the sufficiency of the entities equity investment at risk to absorb losses. In November 2002, the FASB issued FASB Interpretation No. 45 (or FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statement of Financial Accounting Standards No. 5 (or SFAS No. 5), "Accounting for Contingencies," Statement of Financial Accounting Standards No. 57, "Related Party Disclosures," Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" and rescinded FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of SFAS No. 5." It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether it receives separately identifiable consideration (i.e., a premium). The new disclosure requirements were effective December 31, 2002. The adoption of FIN 45 did not have a material impact on our consolidated financial statements, nor is it expected to have a material impact in the future.

Income Taxes

        We intend to elect to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code beginning with our taxable year ending December 31, 2004. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distributions to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

Liquidity and Capital Resources

        Liquidity is a measurement of the ability to meet cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and investments, pay dividends and other general business needs. Our primary sources of funds for liquidity consist of funds we will raise in the offering and borrowings under credit facilities we expect to obtain. Additional sources of liquidity will be net cash provided by operating activities, repayments of principal (and contingent interests, if any) by our borrowers in connection with origination or acquired loans and investments, the issuance by us or special purpose vehicles owned by us of fixed income securities collateralized by certain of our investments and the issuance by us of preferred equity or common equity in secondary offerings.

        We have received commitments for credit facilities in connection with the consummation of this offering, a $25 million revolving credit facility for a term of two years and a $50 million facility structured as a standard repurchase arrangement for a term of two years from Wachovia Capital Markets, LLC, which is the lead underwriter in this offering, or its affiliate. We also have a commitment for a $250 million warehouse financing for a term of three years from an affiliate of Wachovia Capital Markets, LLC. We intend to use borrowings under the credit facilities to finance our investments, and for general liquidity purposes, and to use the warehouse financing agreement to finance future investments.

        Borrowings under the revolving credit facility will bear interest at a rate equal in most circumstances to 30 day LIBOR (1.33% as of June 30, 2004) plus 2.25%, and in certain instances when draws are made for liquidity purposes, 30 day LIBOR plus up to 5.25%. The revolving credit facility does not contain any mark-to-market provisions.

        Under the warehouse financing, we may borrow, through a standard repurchase arrangement, against our investments at advance rates that range, depending upon the type of investment, between 50% and 95% of the amount of the investment. The interest rate on this facility is equal to 30 day LIBOR plus a spread ranging from 1.25% to 3.75% based on the type of asset being financed. The lender will have a consent right with respect to the inclusion of investments in the warehouse financing facility, will determine periodically the market value of the investments, and will have the right to require additional collateral if the estimated market value of the included investments declines. We can utilize the $25 million revolving credit facility to fund requirements for additional collateral pursuant to the warehouse financing or to fund the acquisition of assets which could otherwise be funded under the $50 million credit facility.

        Financial covenants for both facilities will include covenants that (a) our maximum total liabilities ratio will not exceed 85%, (b) require us to maintain minimum liquidity of at least $10 million in cash and cash equivalents for the first two years and $15 million thereafter, (c) our fixed charge coverage ratio shall at no time be less than 1.50 to 1.00, (d) our minimum interest coverage ratio shall at no time be less than 1.75 to 1.00, (e) require us to maintain minimum tangible net worth of not less than the greater of (i) $40 million, and (ii) 75% of the proceeds of our equity issuances and (f) restrict the maximum amount of our total indebtedness. The covenants also restrict us from making distributions in excess of a maximum of 103% of our funds from operations (as defined by the National Association of Real Estate Investment Trusts) through July 2005 and 100% thereafter.

        The revolving credit facilities and the warehouse financing require that we pay down borrowings under these facilities as principal payments on our loans and investments are received.

        We believe these sources of financing, together with the net proceeds of this offering, will be sufficient to meet our short-term liquidity needs. Our ability to meet our long-term liquidity and capital resource requirements will be subject to obtaining additional debt financing and equity capital. If we are unable to renew, replace or expand our sources of financing on substantially similar terms, it may have an adverse effect on our business and results of operations. In addition, an event of default is triggered under both facilities if the management agreement with GKK Manager LLC is terminated. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be in the range of 70% to 80% of our total assets. Any indebtedness we incur will likely be subject to continuing covenants and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Our debt financing terms may require us to keep uninvested cash on hand, or to maintain a certain portion of our assets free of liens, each of which could serve to limit our borrowing ability. Moreover, our debt may be secured by our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on our liquidity and the value of our common stock. In addition, posting additional collateral to support our credit facilities will reduce our liquidity and limit our ability to leverage our assets.

        To maintain our status as a REIT under the Internal Revenue Code, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. However, we believe that our significant capital resources and access to financing will provide us with financial flexibility at levels sufficient to meet current and anticipated capital requirements, including funding new lending and investment opportunities.

        We will reimburse SL Green at closing of this offering approximately $1.8 million for organization and offering expenses, including legal, accounting, consulting and other expenses incurred on our behalf and an additional $800,000 to reimburse consulting fees paid by SL Green to Messrs. Hall and Foley.

Quantitative and Qualitative Disclosures about Market Risk

        Market risk includes risks that arise from changes in interest rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risks to which we will be exposed are real estate and interest rate risks.

Real Estate Risk

        Commercial and multi-family property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of retail, industrial, office or other commercial space), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors, retroactive changes to building or similar codes, and increases in operating expenses (such as energy costs). In the event net operating income decreases, a borrower may have difficulty repaying our loans, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Even when a property's net operating income is sufficient to cover the property's debt service, at the time a loan is made, there can be no assurance that this will continue in the future.

Interest Rate Risk

        Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

        Our operating results will depend in large part on differences between the income from our assets and our borrowing costs. Most of our assets and borrowings are expected to be variable-rate instruments. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income. Many of our loans may be subject to various interest rate floors. As a result, the impact of a change in interest rates may be different on our interest income than it is on our interest expense. In addition, as the size of our portfolio increases and the percentage of borrowings as a percent of assets increases, a change in interest rates may have a negative impact on our net income. We do not expect to enter into hedging transactions with respect to all of our fixed-rate assets that are financed with floating rate debt. Accordingly, there will be an interest rate mismatch with respect to such assets, which may adversely affect our operating results.

        In the event of a significant rising interest rate environment and/or economic downturn, delinquencies and defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

THE COMPANY

Overview

        We are a newly-formed specialty finance company focused on originating and acquiring, for our own account, real estate related loans and securities associated with commercial and multi-family properties. We intend to invest in whole loans, bridge loans, permanent loans, distressed debt, mortgage-backed securities, subordinate interests in whole loans (B Notes) with control features and other real estate investments. We will also invest in mezzanine loans, preferred equity interests in entities that own real estate, other B Notes, sub- and non-performing real estate loans and equity interests in real estate. We have not yet made any investments.

        Our objective is to grow our portfolio through investments that compensate us appropriately for the risk of loss associated with them, rather than targeting a specific gross interest rate or yield hurdle. We will assess this risk-adjusted return when evaluating transactions and adjust the stated yield to ensure an equitable balance between risk and return. We expect to invest in assets with the potential for appreciation, in addition to providing current income. The fixed income investments we will make will have a higher risk of default or loss than typical first mortgages or investment grade mortgage-backed securities.

        We will be externally managed and advised by GKK Manager LLC, a subsidiary of SL Green. SL Green is a REIT traded on the New York Stock Exchange which, together with its predecessor, has a 24-year history of owning, managing, leasing, acquiring and repositioning office properties in the New York metropolitan area. In 1997, SL Green began a high yield lending business which has invested to date in 34 discrete transactions in structured debt, mezzanine finance and preferred equity investments in properties in the New York metropolitan area, in an aggregate amount of $665 million. We will conduct a similar business as a separate public company and expect to expand that business into markets outside New York City and property types other than office buildings. We have not agreed to acquire any investments in SL Green's existing portfolio but may do so in the future.

        We believe our relationship with SL Green and our Manager will provide us substantial benefits in originating, underwriting and managing our investments. Our Manager will be responsible for administering our business activities and day-to-day operations and will use the resources of SL Green to enhance our operations. Our management agreement will provide us access to SL Green's broad referral network, experience in capital markets, credit analysis, debt structuring, and risk and asset management, as well as corporate operations and governance. Pursuant to the Origination Agreement we are entering into with SL Green, SL Green will agree not to compete with us in the fixed income real estate investment business we will conduct, but retains the right to invest in certain debt types, including distressed debt, and debt with equity features that entitle us to a current minimum interest payment plus a contingent payment dependent upon improving property cash flow or an increase in property value upon sale or refinancing. See "Certain Relationships and Related Party Transactions—SL Green—Origination Agreement."

        SL Green will own approximately 25.8% of our common stock outstanding after the offering. In addition to SL Green's interest, our management team, directors and key Manager personnel will own approximately 3.8% of our common stock outstanding after this offering and options to acquire an additional 4.5% of our common stock outstanding after this offering. As a result, SL Green, the Manager and our management team have a substantial stake in our success. The concentration of ownership among SL Green and our management team may adversely affect the ability of other investors to influence our policies.

        Our senior officers, each of whom is also an executive officer of SL Green and/or our Manager, have extensive real estate finance experience:

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  Stephen L. Green, our chairman of the board of directors, founded SL Green's predecessor in 1980 and has built SL Green into one of the leaders in total return performance among office REITs.

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  Marc Holliday, our chief executive officer and president, has been the main architect behind SL Green's strategy over the past six years of blending ownership of prominent New York office buildings with the high yield lending business.

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  Hugh Hall, our chief operating officer, brings over ten years of high yield lending and structured finance experience from RBS Greenwich Capital, where he ran the single asset high yield business, and Credit Suisse First Boston, where he ran the commercial real estate private placement group and managed securitizations.

  •
  Robert R. Foley, our chief financial officer, brings over 15 years of experience in commercial real estate finance at Goldman, Sachs & Co. and Bankers Trust Company, including origination, structuring, credit, syndication, pricing, principal investing and risk management for senior, subordinate, and corporate real estate debt.

  •
  Andrew Mathias, our chief investment officer, is responsible for SL Green's equity and high yield debt investments. He has built SL Green's debt finance business with Mr. Holliday over the last five years.

        The employees of our Manager and our senior management team have substantial transactional experience in major markets throughout the United States involving office, retail, industrial, apartment, lodging, health care, parking facilities, golf courses, single-family housing, and special purpose real estate. See "The Manager—Officers and Employees of Our Manager."

        We intend to elect to be taxed as a REIT for federal income tax purposes and generally will not be subject to federal income tax on our income to the extent we distribute our income to our stockholders and meet the other requirements for qualification as a REIT. We will conduct our operations principally through our operating partnership, of which we are the sole general partner. Our ownership of assets in the operating partnership is referred to as an Umbrella Partnership REIT, or "UPREIT."

        Our common stock has been approved for listing on the New York Stock Exchange under the symbol "GKK."

Our Strategy

        We intend to invest in a diversified portfolio of real estate loans and securities including subordinate interests in whole loans, mezzanine loans, preferred equity, whole loans and other real estate-related assets. We will leverage these investments to enhance returns. We believe these investments can offer attractive risk-adjusted returns with long-term principal protection under a variety of default and loss scenarios. We will actively manage our assets with a goal of generating cash available for distribution, facilitating capital appreciation and generating attractive returns to our stockholders.

        We will invest where SL Green has developed its franchise: the New York City office marketplace, the largest office market in the country and a deep, consistent source for high yield assets. We will also grow beyond our New York City base and diversify our portfolio by asset type, property type, location and borrower. We expect that diversification will reduce the risk of capital loss, and will also enhance the terms of our financing structures.

        We will generate income principally from the spread between the yields on our assets and the cost of our borrowing and hedging activities and will leverage our investments to enhance returns. We intend to finance assets through a variety of techniques, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. For higher risk investments, we will aggressively manage our positions, using our credit, structuring and asset management skills to enhance returns. We intend to grow our business using debt financing, syndication of loan interests and structured financing when feasible, rather than using equity capital, in order to increase earnings per share.

        Our ability to manage the real estate risk underwritten by our Manager and us will be a critical component of our success. We will actively manage and maintain the credit quality of our portfolio by using our management team's expertise in structuring and repositioning investments to improve the quality and yield on managed investments. When investing in higher leverage transactions, we will use guidelines and standards SL Green has developed and employed, including a review of the creditworthiness of the equity investors, additional forms of collateral and strategies to effect repayment. If defaults occur, we expect to employ SL Green's strong asset management skills to mitigate the severity of any losses and will seek to optimize the recovery from assets in the event that we foreclose upon them. In New York, Washington, D.C. and elsewhere as appropriate, SL Green will manage these assets and has the right to purchase properties in metropolitan New York and Washington, D.C., that we acquire in foreclosure. In other geographic markets, we will use SL Green's relationships with local operators or investors to enhance our ability to mitigate defaults when investing in higher leverage transactions.

        We intend to seek to structure the debt transactions in which we invest, which should enhance our ability to mitigate our losses, by having the right to control the debt that is senior to our position. We believe that this level of control will allow us to achieve attractive risk-adjusted returns within a real estate debt capital structure. We generally intend to avoid investments where we cannot secure adequate control rights, unless we believe the default risk is very low. Our flexibility to invest in all or any part of a debt capital structure, will enable us to participate in many transactions, and retain only the investments that meet our investment parameters.

Our Competitive Strengths

        We believe our business possesses several characteristics that will distinguish us from our competitors, including:

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  Experienced management. A primary advantage will be the experience of our senior management team, who have been involved in the high yield real estate debt investment businesses at SL Green, leading investment and commercial banks and specialty lending firms. This management team has an aggregate of over 40 years of experience in high yield debt structuring and trading, debt capital markets, origination, underwriting, credit, liability management, risk management and servicing.

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  Access to SL Green's transaction pipeline and relationships. We believe our relationship with SL Green will provide us access to a unique pipeline of financing opportunities. SL Green traditionally has focused on New York metropolitan area properties as an equity investor, asset manager and lender. New York City is headquarters to many of the nation's leading commercial real estate owners and lenders that operate on both a national and local scope. SL Green has developed long-term relationships with many of these real estate owners, borrowers and lenders. These relationships will provide us with access to transactions in major markets throughout the U.S. and complement the national relationship network of our senior executives. We also believe that mortgage brokers who are familiar with SL Green's credit skills and reliability from past deals will seek our involvement to bring greater certainty to the closing of highly structured transactions. Finally, we believe institutional lenders frequently seek the involvement of SL Green to enhance the marketability and value of their senior positions of transactions involving New York City office properties, and will now turn to us for such transactions.

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  Strong underwriting and asset management capabilities. We believe SL Green has developed expertise in creating the types of customized investment structures we intend to employ. As a result, our Manager will bring us special capability in structuring intercreditor agreements, participation agreements and servicing arrangements that can protect our rights, mitigate losses and enhance returns. This structuring expertise was largely developed through knowledge built over time in SL Green's real estate investing and servicing businesses. SL Green will service all of our investments where we retain the servicing rights. SL Green's asset management platform has a history of providing high quality servicing to major financial institutions, including investment banks and pension funds.

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  Product diversity and structuring flexibility. We believe that our ability to provide a wide range of financing products and our ability to customize financing structures to meet borrowers' needs will differentiate us from our competitors. Our goal is to be a one-stop shop for real estate financing solutions capable of financing the most senior capital positions through subordinate interests to equity participations. Our senior management team has substantial experience in responding to unique borrower needs by crafting financial products that are tailored to meet the business plan of a property owner.

Our Targeted Investments

        We intend to focus on certain types of investments, where we believe we have a competitive advantage or that offer specific risk adjusted returns. For properties that we believe have stable values or where we have specific asset management capabilities to mitigate losses, we will target higher leverage investments. If we conclude that a property to be financed will have a more volatile value under a variety of market conditions, we intend to target a less leveraged investment. In such transactions we may seek a second loss position. We will also target the origination of larger components of financings, including whole loans, to afford us the opportunity to syndicate and securitize our investments to create retained instruments with above-market returns. We will invest in a wider range of fixed income assets and will use higher amounts of leverage than was employed by SL Green. We may originate investments in direct transactions with borrowers, and may also acquire existing assets from third parties, including SL Green and its affiliates.

        Our targeted investments include the following:

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  Subordinate Interests in Whole Loans (B Notes)—We intend to purchase from third parties, and may retain from whole loans we originate and securitize or sell, subordinate interests referred to as B Notes. B Notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A Note. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related A Note and the B Note. In some instances, the B Note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. We may originate B Notes directly or acquire B Notes in negotiated transactions with originators of the whole loan. If we originate first mortgage loans, we may divide them, securitizing or selling the A Note and keeping the B Note for investment. We believe the B Note market will continue to grow with the expansion of the commercial mortgage securitization market.

    B Notes typically bear interest at a rate of 225 to 600 basis points over the applicable interest rate index and have loan-to-value ratios between 65% and 75%. B Note lenders have the same obligations, collateral and borrower as the A Note lender, but typically are subordinated in recovery upon a default. B Notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A Note.

    B Notes created from bridge loans generally will have terms matching those of the whole loan of which they are a part, typically three to seven years. B notes created from permanent loans generally will have terms of five years to fifteen years. We expect to hold B notes to their maturity.

    When we acquire B Notes from third parties, we may earn income on the investment, in addition to the interest payable on the B Note, in the form of fees charged to the borrower under that note (currently approximately 0.25% to 1% of the note amount) or by receiving principal payments in excess of the discounted price (below par value) we paid to acquire the note. When we originate B Notes out of whole loans and then sell the A Notes, we will have to allocate our basis in the whole loan to the two (or more) components to reflect the fair market value of the new instruments. We may realize a profit on sale if our allocated value is below the sale price. Our ownership of a

    B Note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B Note, which may include foreclosure on, or modification of, the note. In some cases the owner of the A Note may be able to foreclose or modify the note against our wishes as holder of the B Note. As a result, our economic and business interests may diverge from the interests of the holders of the A Note. These divergent interests among the holders of each investment may result in conflicts of interest.

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  Mezzanine Financing—We anticipate offering mezzanine loans that are senior to the borrower's equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees, or collateral unrelated to the property.

    We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

    These investments typically range in size from $10 to $50 million, have terms from 2 to 10 years and typically bear interest at a rate of 450 to 800 basis points over the applicable interest rate index. Some transactions entail the issuance of more than one tranche or class of mezzanine debt. Mezzanine loans usually have loan-to-value ratios between 75% and 90%.

    We expect the stated maturity of our mezzanine financings to range from three years to ten years. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter or longer terms. We expect to hold these investments to maturity.

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  Preferred Equity—We expect to originate preferred equity investments in entities that directly or indirectly own commercial real estate. Preferred equity is not secured, but holders have priority relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with covenants that limit the entity's activities and grant us the right to control the property after default. Occasionally, the first mortgage on a property prohibits additional liens and a preferred equity structure provides an attractive financing alternative. With preferred equity investments, we may become a special limited partner or member in the ownership entity and may be entitled to take certain actions, or cause a liquidation, upon a default. Preferred equity typically is more highly leveraged, with loan-to-value ratios of 85% to 95%.

    We expect the stated maturity of our preferred equity investments to range from three years to five years, and we expect to hold these investments to maturity.

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  Bridge Loans—We intend to offer floating rate whole loans to borrowers who are seeking short-term capital (that is, less than five years) to be used in the acquisition, construction or redevelopment of a property. Typically, the borrower has identified a property in a favorable market that it believes to be poorly managed or undervalued. Bridge financing enables the borrower to secure short-term financing while improving the property and avoid burdening it with restrictive long-term debt. The bridge loans we intend to originate will be predominantly secured by first mortgage liens on the property and are expected to provide interest rates ranging from 225 to 400 basis points over applicable index rate indexes.

    We expect the stated maturity of our bridge loans to range from two years to five years, and we expect to hold these investments to maturity.

    We believe our bridge loans will lead to additional financing opportunities in the future, as bridge facilities are often a first step toward permanent financing or a sale.

    We believe major financial institutions have largely abandoned this area primarily because it does not lead to significant trading profits from subsequent securitizations. However, we intend to use securitization as a financing rather than a trading activity. We intend to use these transactions to pool together smaller bridge loans and retain the resulting non-investment grade interests and interest-only certificates (perhaps in a single bond structure). To increase our volume, enhance financing efficiencies and create a national presence, we may seek joint ventures, mergers or other arrangements with regional or product specific originators.

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  Permanent Loans—We intend to originate fixed-rate whole loans with terms of up to 15 years, with the intention of separating them into tranches which can be securitized and resold. We would expect to retain B Notes, mezzanine loans and preferred equity created in connection with the whole loan origination, where we see the best risk-adjusted returns.

    We expect the stated maturity of our permanent loan investments to range from five years to 15 years. We may sell these investments prior to maturity.

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  Distressed Debt—We may also invest in distressed debt, most often sub- and non-performing real estate loans acquired from financial institutions. We will make these investments when we believe our underwriting, credit, financing and asset management experience will enable us to generate above-average risk-adjusted returns by resolving these distressed loans expeditiously through refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the underlying property. A sub-performing loan is a loan with a very high loan-to-value ratio, with a low debt service coverage ratio, and which is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan's entire unpaid principal balance. A non-performing loan is a loan that is in default of its covenants, is past due in interest payments, or is past its final maturity date and has not been repaid. Sub- and non-performing loans are typically purchased at a discount to the note balance. Our investment return results from a combination of current cash flow from the note or underlying property, plus any eventual recovery of loan principal.

    We expect the maturity of our distressed debt investments to range from several months to up to ten years. Such investments will be held until resolution, which may entail a bankruptcy and foreclosure process, which can require months or years.

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  Mortgage-Backed Securities—We may acquire mortgage-backed securities that are created when commercial or residential loans are pooled and securitized. These securities may be issued by government sponsored agencies or other entities and may or may not be rated investment grade by rating agencies. We may also originate mortgage-backed securities from pools of commercial loans we assemble, in which event we expect to retain the more junior interests.

    Commercial mortgage-backed securities are secured by or evidenced by ownership interests in a single commercial mortgage loan or a pool of mortgage loans secured by commercial properties. Residential mortgage-backed securities are backed by pools of home mortgages. We expect a majority of our mortgage-backed securities investments to be rated by at least one rating agency.

    Commercial mortgage backed securities are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

    The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

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    the principal amount of loans relative to the value of the related properties;

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    the mortgage loan terms (e.g. amortization);

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    market assessment and geographic location;

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    construction quality of the property; and

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    the creditworthiness of the borrowers.

    We expect to focus not on new issues but rather on "Story Securities" available in the secondary market where we are able to analyze and underwrite the underlying assets. "Story securities" are seasoned securities with identifiable credit risks (such as large defaulted or sub-performing loans or a negative development with respect to the sponsor of a large loan) that we believe may require complex financial analysis to fully understand the issues and which fixed income money managers cannot efficiently underwrite, or which make them unattractive to a significant number of fixed income investors. We expect to seek capital appreciation, in addition to interest income, by buying these securities at a discount to par value.

    We expect the stated maturity of our mortgage-backed securities investments to range from several months to up to 15 years for commercial mortgage-backed securities and up to 40 years for Residential Mortgage-Backed Securities. Such securities do not have stated maturities but rather receive principal payments from the underlying investments. We expect to hold commercial mortgage-backed securities to maturity and may sell residential mortgage-backed securities prior to maturity.

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  Other Real Estate-Related Investments—We may also make investments in other types of commercial or multi-family real estate assets. These may include acquisitions of real property and debt issued by REITs or other real estate companies. We have authority to issue our common stock or other equity or debt securities in exchange for property. Subject to gross income and asset tests necessary for REIT qualification, we may also invest in securities of other REITs, or other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

    Some of these investments may be equity interests in properties with no stated maturity or redemption date, or long-term leasehold interests with expiration dates as long as 40 years beyond the date of our investment. We expect to hold these investments for between several months and up to ten years, depending upon the risk profile of the investment and our investment rationale. The timing of our sale of these investments, or of their repayment, will frequently be tied to certain events involving the underlying property, such as new tenants or superior financing.

        We intend to qualify for the exemption from registration under the Investment Company Act provided by Section 3(c)(5)(C) of the Investment Company Act and will monitor our portfolio periodically and prior to each acquisition to confirm that we continue to qualify for the exemption. We generally expect that permanent loans, bridge loans, and whole pool mortgage-backed securities will be considered qualifying assets under the Section 3(c)(5)(C) exemption from the Investment Company Act. The treatment of distressed debt securities as qualifying assets will be based on the characteristics of the particular type of loan, including its foreclosure rights. Junior (first loss) interests in mortgage-backed securities pools may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgages in the pool and that we may act as the controlling class or directing holder of the pool. Similarly, B Notes may constitute qualifying assets under Section 3(c)(5)(C)

provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgage and that we may act as the controlling class or directing holder of the note. At present, we do not generally expect that mezzanine financing and preferred equity investments will constitute qualifying assets.

        We intend to make investments so that at least 55% of our portfolio is comprised of qualifying assets, thereby allowing us to be excepted from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act. In addition, in order to maintain the exemption under Section 3(c)(5)(C) we intend to make investments so that at least 80% of our portfolio is comprised of real estate-related assets. We expect that all of these classes of investments will be considered real estate-related assets under the Investment Company Act for purposes of the 80% investment threshold. Qualification for this exemption will limit our ability to make certain investments.

        We are likely to utilize a special servicer, which in some instances may be an affiliate of us or SL Green, to manage, modify and resolve loans and other investments that fail to perform under the terms of the loan agreement, note, indenture, or other governing documents. We will typically negotiate for the right to appoint a special servicer as part of the origination or purchase of an investment. Special servicers are most frequently employed in connection with whole loans, B Notes and first-loss classes of commercial mortgage-backed securities. The rights of the special servicer, which are typically subject to a servicing standard that requires the special servicer to pursue remedies that maximize the recovery of investment principal, typically include, among other things, the right to foreclose upon the collateral for the loan after an event of default.

        Where we use a special servicer, our rights, including foreclosure rights we may hold, will be found in the agreements among the lenders or holders of notes, such as intercreditor or participation agreements. Where we hold unilateral foreclosure rights, those rights will generally become exercisable upon the occurrence of events of default, such as nonpayment of the debt. In certain circumstances we may lose our foreclosure rights. For example, where the appraised value of the collateral for the debt falls below agreed levels relative to the total outstanding debt, we may lose our foreclosure rights, which are then exercisable by the holder of more senior debt. Generally, we do not expect SL Green or its affiliates to hold these types of senior debt where we hold a more junior instrument.

        In all instances, we may sell an investment prior to its stated maturity for reasons of risk management, liquidity, changing investment objectives, or regulatory requirements.

Our Financing Strategy

        We will use debt financing in various forms in an effort to increase the size of our portfolio and potential returns to our stockholders. Access to low-cost capital is crucial to our business, since we earn income based on the spread between the yield on our investments and the cost of our borrowings.

        Our financing strategy focuses on the use of match-funded financing structures. This means that we seek to match the maturities of our financial obligations with the maturities of our investments to minimize the risk that we have to refinance our liabilities prior to the maturities of our assets, and to reduce the impact of changing interest rates on earnings. In addition, we intend to match fund interest rates with like-kind debt (i.e., fixed-rate assets are financed with fixed-rate debt, and floating rate assets are financed with floating rate debt), through the use of hedges such as interest rate swaps, caps, or through a combination of these strategies. This allows us to reduce the impact on our cash flow and earnings of changing interest rates.

        We expect to use short-term financing, in the form of our revolving credit facility, repurchase agreements, bridge financings and bank warehousing facilities, prior to the implementation of longer-term match-funded financing. For longer-term funding, we intend to utilize securitization structures, particularly collateralized debt obligations, as well as other match-funded financing structures. Collateralized debt obligations are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B Notes, mezzanine loans and REIT debt. Like typical securitization structures, in a collateralized debt obligation the assets are pledged to a trustee for the benefit of the holders of the bonds. The bonds may be rated by one or more rating agencies. One or more classes of the bonds are marketed to a wide variety of fixed income investors, which enables the collateralized debt obligation sponsor to achieve a relatively low cost of long-term financing. We believe that collateralized debt obligation financing structures are an appropriate financing vehicle for our targeted asset classes, because they will enable us to lock in a long-term cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments.

        We will also use different levels of leverage depending on the specific risk-return characteristics of each investment type. For example, we would use more leverage with B Notes than mezzanine loans. We anticipate our overall leverage will be 70% to 80% of the total value of our assets; but our actual leverage will depend on our mix of assets.

        In addition, we expect to seek to issue preferred equity when it becomes available to us on competitive terms in the market.

        Our charter and bylaws do not limit the amount of indebtedness we can incur. Our leverage policy permits us to leverage up to 80% of the total value of our assets. Our board of directors has discretion to deviate from or change our indebtedness policy at any time. However, we intend to maintain an adequate capital base to protect against various business environments in which our financing and hedging costs might exceed the interest income from our investments. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on our investment lags behind interest rate increases on our borrowings, which are expected to be predominantly variable rate. We will use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

Origination, Underwriting and Asset Management

        Our Manager and SL Green will provide all of our critical investment selection and management functions from loan origination to disposition. We believe SL Green's experience in originating, structuring, underwriting, and servicing over $665 million in high yield assets since 1997 will support our ability to quickly establish a well structured, diversified portfolio of real estate investments. Our Manager intends to expand its initial staff by hiring additional originators, underwriters and asset managers, who in turn will provide expertise in new markets and property types.

        Our origination and underwriting will be based on careful review and preparation, and will generally proceed as follows:

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  All investments will be analyzed for consistency with investment parameters developed by our Manager and adopted by our board of directors;

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  All transactions being considered for funding will be presented at a weekly pipeline meeting attended by our Manager's senior executive officers;

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  All financing applications, conditional commitments and submissions to the credit committee must be approved by a managing director of our Manager;

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  The affirmative vote of all members of a credit committee consisting of all senior officers of our Manager plus our chief executive officer will be necessary to approve all transactions over $3 million. The investment committee of our board of directors must unanimously approve all transactions involving commitments over $15 million; the full board of directors must approve investments over $50 million. Our Manager will have full discretion with respect to investments under $15 million.

        The stages of the investment process are described in more detail below:

Origination

        Our Manager initially will be responsible for originating all of our assets. We expect our Manager to take advantage of the broad network of relationships established by SL Green and its predecessor over the last 24 years to identify investment opportunities. In addition to SL Green's existing customer base, our Manager will utilize SL Green's extensive network of relationships with property owners, developers, mortgage loan brokers, commercial and investment banks and institutional investors. We believe a substantial portion of SL Green's transaction pipeline will generate appropriate investment opportunities for us. This pipeline includes numerous opportunities outside New York City which SL Green has not pursued, but which we intend to pursue. We intend to grow our platform on a national scale through the creation of strategic partnerships and hiring additional originators who will be responsible for generating new financing opportunities.

        Once potential investment opportunities have been identified, our Manager will determine which financing products best meet the borrower's needs. Our Manager will work to optimize pricing and structure and create a favorable transaction for us. After identifying a suitable structure, our Manager will work with the borrower to prepare a loan application and an initial review of the investment before committing underwriting resources. Once a loan is identified as suitable, it will be forwarded to our Manager's underwriters for due diligence.

Underwriting

        Once a potential investment has been identified, our Manager's underwriters will perform comprehensive financial, structural, operational and legal due diligence to assess the risks of the investment. Our Manager's underwriters will analyze the loan application package and conduct follow-up due diligence on each borrower as part of the underwriting process. The Manager's underwriters will generally review the following criteria as part of the underwriting process:

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  the historic, in place and projected property revenues and expenses;

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  the potential for near-term revenue growth and opportunity for expense reduction and increased operating efficiencies;

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  on higher leverage loans secured by leased properties, accountants may be engaged to audit operating expense recovery income;

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  the property's location and its attributes;

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  the valuation of the property as per financial projections prepared by our Manager's underwriters and confirmed by an independent "as is" and/or "as stabilized" appraisal;

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  market assessment, including, review of tenant lease files, surveys of property sales and leasing comparables and an analysis of area economic and demographic trends, and a review of an acceptable mortgagee's title policy;

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  market rents, and in the case of certain high-leverage loans, leasing projections for major vacant spaces and near-term vacancies, to be provided by a leasing broker with local knowledge;

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  structural and environmental review of the property, including review of engineering and environmental reports and a site inspection, to determine future maintenance and capital expenditure requirements;

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  the requirements for any reserves, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property, casualty and liability insurance;

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  the "Underwritten Net Cash Flow" for a property, which is a set of calculations and adjustments prepared for the underwriting process to assist in evaluating a property's cash flows. The Underwritten Net Cash Flow is generally the estimated stabilized annual revenue derived from the use and operation of the property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses;

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  credit quality of the borrower through background checks and review of financial strength and real estate operating experience; and

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  the loan documents, to ensure that we have the necessary protections, rights and remedies.

        Key factors which will be considered in credit decisions include, but are not limited to, debt service coverage, loan-to-value ratios and property and financial and operating performance. Consideration is also given to other factors such as the identity of the equity investors, additional forms of collateral and identified likely strategies to effect repayment. Our Manager will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve. Once diligence is completed and our Manager has reviewed the Underwritten Net Cash Flow, sponsorship and the deal structure, our Manager will determine the level in the capital structure at which an investment will be made and the required legal and structural protections.

Servicing and Asset Management

        SL Green will service our assets through a sub-contract with our Manager. The loan servicing platform is designed to provide prompt customer service as well as accurate and timely information for account follow-up, financial reporting and management review. In addition, the servicing operations will include enforcement of the loan documents and standard asset management functions, including monitoring of property performance and condition and market analysis. The asset management group will monitor the investments to identify any potential underperformance of the asset and work with the borrower to remedy the situation in an expeditious manner in order to mitigate any effects of underperformance. The asset manager will be responsible for understanding the borrower's business plan with respect to each collateral property and monitoring performance measured against that plan. We intend to differentiate ourselves by leveraging our Manager's real estate knowledge and proactive approach to asset management by providing approvals and processing requests on a more timely and efficient basis. We believe that asset management is a vital component of the borrower and lender relationship because it leaves a lasting impression, and our ability to gain mutual respect with our borrowers and quickly respond to their needs will help us to develop strong and meaningful relationships that will lead to repeat business.

Operating Policies

Investment and Borrowing Guidelines

        We intend to operate pursuant to the following general guidelines for our investments and borrowings:

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  no investment will be made that would cause us to fail to qualify as a REIT;

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  no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act;

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  substantially all assets will be financed through securitization, syndication and secured borrowings and assets intended for inclusion in traditional securitization transactions will be hedged against movements in the applicable swap yield through customary techniques;

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  hedging will be done through the bank providing the related credit facility on market terms or through other dealers. We intend to engage an outside advisory firm to assist in monitoring hedges and advising management on the appropriateness of such hedges;

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  our leverage generally will not exceed 80% of the total value of our assets; and

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  we will not co-invest with SL Green or any of its affiliates unless the terms of such transaction are approved by a majority of our independent directors.

        These investment guidelines may be changed by our board of directors without the approval of our stockholders.

        We may sell assets to SL Green under our Origination Agreement with SL Green or otherwise. See "Certain Relationships and Related Party Transactions—Origination Agreement."

Hedging Activities

        We intend to use derivative instruments, including forwards, futures, swaps and options, in our risk management strategy to limit the effects of changes in interest rates on our operations. Our primary hedging strategy will consist of entering into interest rate swap contracts. Additionally, we may in certain select instances choose to hedge our exposure to fluctuations in commercial mortgage-backed securities credit spreads by purchasing swaps written against a broad-based commercial mortgage-backed securities index. The value of our forwards, futures and swaps may fluctuate over time in response to changing market conditions, and will tend to change inversely with the value of the risk in our liabilities that we intend to hedge. Hedges are sometimes ineffective because the correlation between changes in value of the underlying investment and the derivative instrument is less than was expected when the hedging transaction was undertaken. Since most of our hedging activity is intended to cover the period between origination or purchase of loans and their eventual sale or securitization, unmatched losses in our hedging program tend to occur when the planned securitization fails to occur, or if the hedge proves to be ineffective. We will continuously monitor the effectiveness of our hedging strategies and adjust our strategies as appropriate. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, other hedging instruments and such other hedging instruments as may be developed in the future and which we determine are suitable to achieve our hedging objectives.

        These instruments may be used to hedge as much of the interest rate risk as our Manager determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our status as a REIT. To the extent that we enter into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that we derive from the contract would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. See "Material Federal Income Tax Considerations—Hedging Transactions." Our Manager may elect to have us bear a level of interest rate risk that could otherwise be hedged when it believes, based on all relevant facts, that bearing such risk is advisable.

Disposition Policies

        Our Manager will evaluate our assets on a regular basis to determine if they continue to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, our Manager may cause us to sell our investments opportunistically and use the proceeds of any such sale for debt reduction, additional acquisitions or working capital purposes.

Equity Capital Policies

        Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate. We may in the future issue additional equity interests in connection with acquisitions of assets.

        We may, under certain circumstances, repurchase our common stock in private transactions with our stockholders if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT, for so long as our board of directors concludes that we should remain a REIT.

Other Policies

        We intend to operate in a manner that will not subject us to regulation under the Investment Company Act. We may invest in the securities of other issuers for the purpose of exercising control over such issuers. We will not underwrite the securities of other issuers.

Future Revisions in Policies and Strategies

        Our board of directors has the power to modify or waive our investment guidelines, policies and strategies. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change our assessment of the market may cause our board of directors to revise our investment guidelines, policies and strategies. However, if such modification or waiver involves the relationship of, or any transaction between, us and our Manager or any affiliate of our Manager, the approval of a majority of our independent directors is also required. We may not, however, amend our charter to change the requirement that a majority of our board of directors consist of independent directors or the requirement that a majority of our independent directors approve related party transactions without the approval of two-thirds of the votes entitled to be cast by our stockholders.

Competition

        Our net income depends, in large part, on our ability to originate investments with spreads over our borrowing cost. In originating these investments, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the available investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our origination volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter further increased competition in the future that could limit our ability to conduct our business effectively.

Employees

        We do not currently have any employees, nor do we anticipate hiring any employees in the near term. Our executive officers are all employed by our Manager or SL Green.

Legal Proceedings

        We are not involved in any litigation nor, to our knowledge, is any litigation threatened against us or our Manager.

THE MANAGER

        We will be externally managed and advised by GKK Manager LLC, which is a subsidiary of SL Green. We will leverage the personnel, infrastructure, relationships and experience of SL Green and our Manager to enhance the growth of our business. We initially will have no employees, and each of our executive officers is also an executive officer of our Manager or SL Green. The executive offices of our Manager are located at 420 Lexington Avenue, New York, New York 10170.

Officers and Employees of Our Manager

        The following sets forth certain information with respect to the officers and employees of our Manager.

Name	Age	Position with Our Manager
Hugh Hall	37	Managing director
Robert R. Foley	44	Managing director
Andrew Mathias	30	Managing director
Craig Solomon	46	Transaction counsel
Andrew Falk	37	Vice president — director of asset management and servicing
Christina Do	31	Vice president — origination
David Schonbraun	26	Vice president — origination

        Hugh Hall will serve as a managing director. Prior to joining us, he worked as an independent consultant since January 2004 advising SL Green on the development of our business plan. Before working with SL Green, Mr. Hall was a managing director at RBS Greenwich Capital from 2002-2003, where he was responsible for the structuring, pricing and distribution of mezzanine debt, preferred equity investments and other high yield structured debt interests. From 1996 to 2002, Mr. Hall was a director at Credit Suisse First Boston, where he established and ran the high yield private placement group, acting on behalf of principals and agents. While at Credit Suisse First Boston, he developed a number of the practices now employed in the single asset high yield finance business, including the structuring of multiple tranches of mortgage and mezzanine debt and preferred equity in single transactions. In these positions he has worked on transactions in over 40 states in the United States. Mr. Hall received two B.A. degrees from the University of Massachusetts, Amherst and a J.D. degree from Boston University.

        Robert R. Foley will serve as a managing director. Prior to joining us, he worked as an independent consultant since May 2004 advising SL Green on the development of our business plan. Before working with SL Green, Mr. Foley was a Vice President in the Special Situations Group of Goldman, Sachs & Co. where from 2000 until 2004 he directed that firm's principal investment activities in commercial real estate B notes, mezzanine loans, preferred equity, and distressed debt. From 1997 to 2000, Mr. Foley was responsible at Goldman Sachs for the structuring, capital commitment, pricing and distribution of mezzanine debt, non-securitized commercial mortgage loans and loans to real estate investment trusts and real estate operating companies. From 1988 until 1997, Mr. Foley held a range of senior capital markets, principal investing and client relationship management roles with Bankers Trust Company and BT Securities Corporation (now Deutsche Bank) in New York and Los Angeles. From 1981 to 1986, Mr. Foley was an accountant and consultant in the San Francisco office of Touche, Ross & Co. (now Deloitte & Touche), an international independent public accounting firm. In these positions, he has worked on transactions in over 40 states in the United States. Mr. Foley earned Bachelor of Arts degrees in Economics and Political Science from Stanford University in 1981, and an MBA from The Wharton School of the University of Pennsylvania in 1988. Mr. Foley is a certified public accountant.

        Andrew Mathias will serve as a managing director. Mr. Mathias is the chief investment officer of SL Green, responsible for the firm's equity and structured finance investments. Mr. Mathias joined SL Green in March 1999 as a vice president and was promoted to director of investments in 2002, a position he held until his promotion to chief investment officer in January 2004. Prior to joining SL Green, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE: CT), a mezzanine finance company. From June 1995 to July 1998, Mr. Mathias worked at Capital Trust's predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. While there, he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third party clients and for the firm's own account. Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co. Mr. Mathias received a B.S. degree in Economics from the Wharton School at the University of Pennsylvania.

        Craig Solomon will serve as our transaction counsel. Mr. Solomon is a partner at Solomon and Weinberg LLP. Mr. Solomon has advised SL Green on its high yield investment transactions since 1997 and worked with the senior management team since the mid-1990's. He has a B.A. from Lehigh University and a J.D. degree from The George Washington University School of Law.

        Andrew Falk will serve as a vice president—director of asset management and servicing. Mr. Falk is a vice president of SL Green and the director of asset management. Prior to joining SL Green, Mr. Falk was a vice president at O'Connor Capital Partners, a private real estate investment firm, from 2000-2003. While at O'Connor Capital Partners, Mr. Falk was responsible for asset management, underwriting, and refinance duties with respect to commercial and residential equity and mezzanine loan investments on behalf of the firm's series of opportunity funds it co-sponsored with JP Morgan Chase. From 1995 to 2000, Mr. Falk was a senior asset manager at SSR Realty Advisors, Inc., a real estate pension advisory firm (a subsidiary of Metropolitan Life Insurance Company). From 1991-1995, Mr. Falk was an assistant vice president at Lehman Brothers, Inc. and from 1989 to 1991, Mr. Falk was a financial analyst at Arthur Andersen & Co. in its real estate services group. Mr. Falk earned a B.S. degree in Economics from Duke University and a M.S. in Real Estate Investment from New York University.

        Christina Do will serve as a vice president—origination. Ms. Do is a vice president in the acquisitions and investments group at SL Green, where she is involved in acquisitions and structured finance investments, including over $400 million of underwritten mezzanine loans, preferred equity and distressed debt investments. Prior to joining SL Green, Christina worked at Pryor Cashman Sherman and Flynn as an associate in the real estate department. She received a B.S. degree from Cornell University and a J.D. from Rutgers University School of Law.

        David Schonbraun will serve as a vice president—origination. Mr. Schonbraun is an associate at SL Green in the acquisitions and investments group where he has been involved in over $750 million of equity and debt investments. Prior to joining SL Green, he was a real estate investment banking analyst at Credit Suisse First Boston, where he worked on a variety of mergers and acquisition transactions, as well as debt and equity financings. Mr. Schonbraun received a B.A. in Economics and Politics from Princeton University.

The Management Agreement

        We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy on a day-to-day basis and perform certain services for us, subject to oversight by our board of directors and in conformity with the policies and the general investment guidelines that are approved and monitored by our board of directors. Our board of directors will review the investment guidelines and our investment portfolio on an annual basis, or as they deem appropriate, but will not review each proposed investment. The investment committee of our board of directors must unanimously approve all transactions involving commitments over $15 million; the full board of directors must approve investments over $50 million. Our Manager will have full discretion with respect to investments under $15 million. Although the Manager has no current arrangements with any other potential persons for whom it may manage assets, it has the right to enter into such other agreements.

Management Services

        Our Manager will perform or cause to be performed the following functions:

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  serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for approval by our board of directors;

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  investigating, analyzing and selecting possible investment opportunities;

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  engaging and supervising, on our behalf and at our expense, independent contractors which provide real estate-related services, investment banking services, mortgage brokerage, securities brokerage, legal services, accounting services, due diligence services and other financial services and such other services as may be required relating to our investments;

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  negotiating on our behalf for the origination, acquisition, sale, exchange or other disposition of any of our investments;

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  arranging, negotiating, coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

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  providing executive and administrative personnel;

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  administering our day-to-day operations and performing and supervising the performance of any such other administrative functions necessary to our management, as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions, keeping our books and records, organizing meetings of our board of directors, and other services related to our obligations as a publicly traded entity;

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  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

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  advising us in connection with policy decisions to be made by our board of directors;

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  evaluating and recommending to our board of directors modifications to the hedging strategies in effect and causing us to engage in overall hedging strategies consistent with our status as a REIT and with our investment guidelines;

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  advising us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

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  advising us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

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  assisting us in developing criteria for investment commitments meeting our objectives, and making available to us its knowledge and experience with respect to real estate, real estate securities and other real estate-related assets;

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  representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance of whole loans, mezzanine loans and interests therein, mortgage loans and interests therein (including on a portfolio basis), real estate, real estate securities and other real estate-related assets, and the sale and commitment to sell such assets;

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  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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  investing or reinvesting any money of ours (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

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  causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Internal Revenue Code and to conduct quarterly compliance reviews thereto;

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  causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

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  taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Internal Revenue Code;

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  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject, arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time-to-time by our board of directors;

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  using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be reasonable or customary and within any budgeted parameters or expense guidelines set by our board of directors from time-to-time;

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  performing such other services as may be required from time-to-time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

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  using commercially reasonable efforts to cause us to comply with all applicable laws.

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its directors and its officers will not be liable to any subsidiary, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager's duties under the management agreement. We have agreed to indemnify our Manager, its directors and its officers, its stockholders, employees and agents with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager performed or not performed in good faith in accordance with and pursuant to the management agreement and not resulting from the willful misconduct, reckless disregard or gross negligence of the Manager. Our Manager has agreed to indemnify us, and our directors and officers with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

Term and Termination Rights

        The initial term of the management agreement will be through December 31, 2007, with automatic, one-year renewals at the end of each year thereafter. Either party may determine not to renew the agreement by notice given at least six months prior to the expiration date of the management agreement. The agreement may be terminated during its term only for cause. If the agreement is terminated or fails to be renewed without cause, we will be required to pay an amount equal to two times the higher of the total annual fees paid under the management agreement to the Manager plus the higher of the aggregate annual fees paid under the Asset Servicing Agreement to the servicer thereunder, in both instances in either of the two calendar years prior to the termination unless we become self-managed, in which event the termination fee will be reduced by 50%. The Class B limited partner interests are also subject to mandatory redemption upon termination of the management agreement. Termination for cause shall be on 30 days' notice with no termination fee, but our Manager is entitled to be reimbursed for expenses and certain fees. Our Manager may not assign its duties under the management agreement except that the Manager has agreed that if it seeks to assign the management agreement or if its owner seeks to transfer control of the Manager, the Manager will notify us and allow us to match the offer on the same terms and conditions, or to find a third party to match the offer. If we decide to match or find a third party to match the offer, the Manager will consummate the proposed assignment or transfer transaction with us or our designee. If we do not match or find a third party to match the offer, the Manager may consummate the proposed transaction with the third party. Proposed transferees must have at least five years experience managing assets of the type in which we invest and have at least $500 million of such assets under management. If the management agreement is terminated or the manager duly assigns its duties to a nonaffiliate manager, we will, among other things, be in default under our credit facilities and financial institutions will have the right to terminate those facilities and their obligation to advance funds to us to finance our future investments. See "Risk Factors—Risks Related to Our Management and Our Relationship with SL Green."

Management Fees

        We will not initially maintain an office separate from our Manager or employ full-time personnel. Instead, we will rely on the facilities and resources of our Manager to conduct our operations. For performing services under the management agreement, we will pay a management fee calculated as described below. Our Manager will use the proceeds from its management fee, in part, to pay compensation to its officers and directors who, notwithstanding that some of them are also our officers, will receive no direct compensation from us, other than restricted stock or options which may be granted under our equity incentive plan.

        Our Manager will receive an annual management fee equal to 1.75% per annum calculated on a weighted average basis of our Stockholders Equity, which is defined as the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital. Our Manager has also received a Class B limited partner interest in the operating partnership. Through these Class B limited partner interests, SL Green can avail itself of the flow-through of capital gains realized by us. See "Certain Relationships and Related Party Transactions—SL Green—Class B Limited Partner Interests." The amount of the management fees will not depend on the performance of the services provided by our Manager or the types of assets it selects for our investment, but the distributions received through ownership of its Class B limited partner interests will be affected by the performance of these assets. The annual management fee shall be calculated and paid in cash monthly in arrears.

        Under the management agreement, our Manager will also be entitled to reimbursement of certain expenditures. The expenses required to be paid by us include:

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  expenses incurred in connection with our organization and any issuance of securities, and transaction costs incident to investment activity and financings;

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  travel and out-of-pocket expenses incurred in connection with the origination, purchase, financing, refinancing, sale or disposition of an investment;

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  costs of professional fees including, but not limited to, legal, accounting, tax, auditing and other similar services performed for us;

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  compensation and expenses, including liability insurance, for our directors;

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  compensation and expenses of our custodian and transfer agent;

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  costs associated with establishing and maintaining bank accounts and credit facilities, other indebtedness or securities offerings;

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  costs associated with any computer hardware or software used for us;

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  costs and expenses incurred contracting with third parties, including affiliates of our Manager, and including expenses under agreements for servicing and outsourcing described in "Certain Relationships and Related Party Transactions—SL Green—Asset Servicing Agreement and Outsource Agreement." We will reimburse the Manager for the servicing fee charged by the affiliate of SL Green under the servicing agreement, which is 0.15% per annum of the book value of our fixed income investments other than investment grade bonds or corporate unsecured debt. However, fees will be paid on investment grade bonds which have first-loss positions. We will reimburse the Manager for the charges under the outsource agreement, initially $1.25 million per year, with such amount to increase annually by 3% over the prior year's charge.

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  all other costs associated with our business and operations, including, but not limited to, costs of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, engineering and environmental studies, reporting, audit and legal fees;

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  all insurance costs, including all costs related to insurance for our directors, except for those related to our Manager for itself and its employees;

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  expenses for our and our Manager's office space, including furniture, fixture and equipment expenses;

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  expenses connected with interest payments and distributions made or caused to be made by the board of directors;

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  expenses incurred in connection with communications to holders of our securities and other bookkeeping and clerical work, including without limitation, all costs of preparing and filing SEC reports, all listing costs, costs of preparing and distributing annual reports and proxy materials; and

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  all other expenses actually incurred by our Manager which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

        Our Manager shall not be entitled to be reimbursed for wages, salaries and benefits of its officers and employees. Our Manager may retain third parties, including accountants, legal counsel, real estate underwriters, brokers, among others, on our behalf, and be reimbursed for such services. SL Green may render such services through its employees or affiliates on arm's-length terms.

        In the event the management agreement is terminated for cause by us or if neither SL Green nor any of its affiliates shall be the managing member of the Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by us as to which Manager has commenced due diligence.

MANAGEMENT

Our Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers.

Name	Age	Title
Stephen L. Green	66	Chairman of the board of directors
Marc Holliday	38	Chief executive officer, president and director
Hugh Hall	37	Chief operating officer and director
Robert R. Foley	44	Chief financial officer
Andrew Mathias	30	Chief investment officer
Gregory F. Hughes	41	Chief credit officer
Allan J. Baum	48	Director nominee*
Jeffrey E. Kelter	50	Director nominee*
Paul J. Konigsberg	68	Director nominee*
Charles S. Laven	53	Director nominee*

*
This individual has agreed to become a director upon completion of this offering.

        Information for Messrs. Hall, Foley and Mathias is set forth under the section "The Manager—Officers and Employees of Our Manager." Information for our other officers and directors is set forth below.

        Stephen L. Green will serve as the chairman of our board of directors. Mr. Green has served as SL Green's chairman and member of the executive committee of its board of directors since 1997. Mr. Green was chief executive officer of SL Green from 1997 until January 2004, when Marc Holliday was promoted to that position. Mr. Green founded SL Green's predecessor, S.L. Green Properties, Inc., in 1980. Mr. Green is an at-large member of the executive committee of the Board of Governors of the Real Estate Board of New York and has previously served as chairman of the Real Estate Board of New York's Tax Committee. He currently serves as a member on the Board of Directors of Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

        Marc Holliday will serve as chief executive officer, president and a director. Mr. Holliday is chief executive officer, president and a director of SL Green. He was chief investment officer from July 1998, when he joined SL Green, through 2003 and was named its President in 2001. Prior to joining SL Green, he was managing director and head of direct originations for New York-based Capital Trust (NYSE: CT), a mezzanine finance company. From 1991 to 1997, Mr. Holliday served in various management positions, including senior vice president at Capital Trust's predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.

        Gregory F. Hughes will serve as chief credit officer. Mr. Hughes is SL Green's chief financial officer, responsible for finance, capital markets, investor relations and administration. Prior to joining SL Green in February 2004, Mr. Hughes was managing director and chief financial officer of the private equity real estate group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was partner and chief financial officer of Fortress Investment Group, an investment and asset management firm which managed an $873 million real estate private equity fund and a New York Stock Exchange listed real estate investment trust with assets in excess of $1.3 billion. While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations. Mr. Hughes also served as chief financial officer of Wellsford Residential Property Trust, where he was responsible for that company's financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. Mr. Hughes received his B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant.

        Allan J. Baum will serve as a director upon completion of this offering. Mr. Baum retired from Credit Suisse First Boston (CSFB) in 2001, where he was a managing director and head of the structured finance unit for commercial mortgage-backed securities. Prior to his ten years with CSFB, Mr. Baum held the position of vice president in the Real Estate Investment Bank of Citicorp. He has also held positions in the tax-exempt housing finance and taxable mortgage finance areas of Merrill Lynch. Mr. Baum currently serves as a director of Community Development Trust (a for-profit, mission-oriented REIT) and National Cooperative Bank, as well as president of Weathervane Development Corporation, a residential cooperative. He previously served as vice president of the Commercial Mortgage Securities Association. Mr. Baum holds a B.A. degree from Dartmouth College and an MBA in Finance from Columbia University Graduate School of Business.

        Jeffrey E. Kelter will serve as a director upon completion of this offering. Mr. Kelter is president and chief executive officer and a trustee of Keystone Property Trust, an industrial REIT owning 138 properties aggregating 31.1 million square feet in the Eastern United States. Keystone is under agreement to be merged during the third quarter of 2004 with and into a joint venture between ProLogis and affiliates of investment companies managed by Eaton Vance Management. Mr. Kelter has been president and a trustee of Keystone since its formation in December 1997 and was appointed chief executive officer in December 1998. He has over 20 years of experience in all phases of commercial real estate including development and third-party management. Prior to forming Keystone, he served as president and chief executive officer of Penn Square Properties, Inc. in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. At Penn Square he developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets. Mr. Kelter received a B.A. from Trinity College.

        Paul J. Konigsberg will serve as a director upon completion of this offering. Mr. Konigsberg is a senior partner and president of Konigsberg Wolf and Co PC, a New York-based accounting firm and has held these positions for 20 years. Mr. Konigsberg is on the board of directors and chairman of the audit committee of National Medical Health Card, a NASDAQ-listed company. Previously, Mr. Konigsberg served on the boards of directors of two, New York Stock Exchange-listed companies, Savin Business Machines and Ipco Hospital Supplies. Mr. Konigsberg serves as treasurer and a board member of the UJA Federation of New York and a member of the board of overseers and chairman of the finance committee of the Albert Einstein College of Medicine. Mr. Konigsberg is a member of the New York State Society of CPAs and The American Institute of Certified Public Accountants. Mr. Konigsberg has a LLM in taxation from the New York University Law School.

        Charles S. Laven will serve as a director upon completion of this offering. Mr. Laven is president of Forsyth Street Advisors LLC, a New York based company specializing in real estate finance, municipal bonds and housing. From 1991-2003, Mr. Laven was a partner of Hamilton, Rabinovitz, & Alschuler, Inc. (HR&A), a financial, policy and management consulting firm focusing on complex housing finance, real estate, economic development and strategic planning problems. Prior to his twelve years with HR&A, Mr. Laven served as principal of Caine Gressel Midgley Slater Incorporated and, from 1981-1982, served as principal of Charles Laven and Associates. Mr. Laven currently serves as chairman of the Urban Homesteading Assistance Board, as well as vice chair of the New York City Residential Mortgage Insurance Company. Mr. Laven also is a board member of the Delaware Valley Opera and Dance Notation Bureau. Mr. Laven holds a B.S. degree in architectural design from the Massachusetts Institute of Technology. In 1981, Mr. Laven was a Loeb Fellow in Advanced Environmental Affairs at the Harvard University School of Design.

        SL Green and Messrs. Green, Holliday, Hall, Mathias, and Foley are considered founders of our company.

Board of Directors and Committees

        Our business is ultimately managed through the oversight and direction of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business.

        Upon completion of this offering, our board of directors will consist of seven directors, three of whom, Messrs. Green, Holliday and Hall, are affiliated with us, our Manager or SL Green, and four of whom we consider "independent" directors within the rules of the New York Stock Exchange. Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I (Messrs. Hall and Kelter), Class II (Messrs. Green and Baum) and Class III (Messrs. Holliday, Konigsberg and Laven) directors will expire at the annual meeting of stockholders in 2005, 2006 and 2007, respectively. Upon expiration of their current terms, directors of each class will be elected to serve a term of three years and until their successors are elected and qualify each year and one class of directors will be elected by the stockholders. The directors keep informed about our business at meetings of the board of directors and its committees and through supplemental reports and communications. Our independent directors expect to meet regularly in executive sessions without the presence of our corporate officers.

        Our board of directors has established four committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

        Our audit committee is composed of three directors, Messrs. Baum, Laven and Konigsberg (chairman) each of whom we consider to be independent under SEC regulations and Rule 303.01(B) of the New York Stock Exchange and financially literate under the rules of the New York Stock Exchange. Our board of directors has also determined that Mr. Konigsberg is an "audit committee financial expert" within the meaning of SEC regulations. The audit committee assists the board of directors in overseeing:

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  our accounting and financial reporting processes;

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  the integrity and audits of our consolidated financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent auditors; and

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  the performance of our independent auditors and any internal auditors.

Compensation Committee

        Our compensation committee is composed of three independent directors, Messrs. Baum, Laven and Kelter (chairman). The principal functions of the compensation committee are to:

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  evaluate the performance of our chief executive officer and other officers;

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  evaluate the performance of our Manager;

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  review the compensation and fees payable to our Manager under our management agreement; and

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  administer the issuance of any award under the equity incentive plan.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is composed of three independent directors, Messrs. Kelter, Konigsberg and Laven (chairman). The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board of directors, including nominee recommendations from stockholders, qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It will also periodically prepare and submit to the board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board of directors and our corporate governance, and annually will recommend to the board of directors nominees for each committee of the board of directors. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and provides performance reports to the full board of directors.

Investment Committee

        Our investment committee will consist of Mr. Holliday (chairman), Mr. Green and one independent director. Our investment committee must unanimously approve all transactions in which we invest between $15 million and $50 million.

Director Compensation

        Each independent director will be paid an annual retainer of $40,000 per year; $20,000 is payable in cash and $20,000 is payable in restricted stock and options, as determined by our compensation committee, with each director having the option to elect to take additional amounts of stock in lieu of cash, up to the full amount. Each director who serves as a committee chairman will be paid an additional fee of $3,000, except the audit committee chair will receive $5,000. Each director will also be paid a fee of $1,250 for each board of directors or committee meeting that he or she attends. In addition, we will reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        Our equity incentive plan provides for grants of restricted stock and other equity-based awards with respect to our common stock. Each independent director will receive 2,500 shares of our restricted common stock and options to purchase 2,500 shares at the initial public offering price upon completion of this offering. The restricted stock and options shall vest as follows: one third on each of June 30, 2005, 2006 and 2007.

Code of Business Conduct and Ethics

        Our board of directors will establish a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in the code of business conduct and ethics; and

  •
  accountability for adherence to the code of business conduct and ethics.

        Waivers of the code of business conduct and ethics may be granted only by the nominating and corporate governance committee of the board of directors. In the event that the committee grants any waivers of the provisions of the code with respect to any of our officers, we expect to announce the waiver by filing a Current Report on Form 8-K with the SEC specifying the reasons why such waiver was granted and will also announce the waiver within five business days on the corporate governance section of our corporate website from the time of this offering at www.gramercycapitalcorp.com. The information on that website is not a part of this prospectus.

Corporate Governance Guidelines

        We expect to adopt corporate governance guidelines in accordance with Section 303A of New York Stock Exchange rules.

Public Availability of Corporate Governance Documents

        Our key corporate governance documents, including our code of business conduct and ethics, corporate governance guidelines and the charters of our audit committee, compensation committee, nominating and corporate governance committee and investment committee will be:

  •
  available on our corporate website; and

  •
  available in print to any stockholder who requests them from our corporate secretary.

Executive Compensation

General

        Because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our executive officers, who are employees of our Manager, do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, they devote a portion of their time to our affairs as is required for the performance of the duties of our Manager under the management agreement.

        Our Manager has informed us that, because the services to be performed by its officers or employees in those capacities as such may not be performed exclusively for us, it may not be able to segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Manager that relates to their services to us. Our Manager compensates each of our executive officers. Our Manager expects to enter into four-year employment agreements with each of the managing directors who are not also employees of SL Green. Each employment agreement will include standard non-compete provisions which extend for 12 months after termination of employment as well as other restrictive covenants. Compensation will include, in addition to a salary and bonus, receipt of restricted stock or options to purchase our stock at the initial offering price and a voting membership in our Manager.

        In connection with this offering, we will grant to our directors, officers and affiliates, and certain employees of our affiliates, options on 595,500 shares at the initial public offering price representing an additional 4.5% of our common stock outstanding after this offering. These options generally vest over a period of three to four years beginning on June 30, 2005. The exercise price of these options is the initial public offering price set forth on the cover page of this prospectus.

        We will grant 310,000 shares of restricted stock (or its equivalent) to our officers, directors and other affiliates. These restricted shares will vest pro rata over a period of three to four years. No dividends will be paid to the grantee on unvested restricted stock.

Outstanding Options and Restricted Shares

        The following table shows the number of options and restricted stock awards that will be held by our executive officers and directors immediately upon completion of this offering. All of these options will expire ten years from the date of grant.

	Individual Grants
Name of Grantee	Shares of Common Stock Underlying Options(1)	% of Total Options Granted to Employees	Exercise Price per Share	Restricted Stock Awards(1)
Stephen L. Green	50,000	8.4%	$15.00	40,000
Marc Holliday	75,000	12.6%	$15.00	75,000
Hugh Hall	125,000	21.0%	$15.00	25,000
Robert R. Foley	140,000	23.5%	$15.00	10,000
Andrew Mathias	55,000	9.2%	$15.00	55,000
Gregory Hughes	35,000	5.9%	$15.00	35,000
Allan J. Baum	2,500	0.4%	$15.00	2,500
Jeffrey E. Kelter	2,500	0.4%	$15.00	2,500
Paul J. Konigsberg	2,500	0.4%	$15.00	2,500
Charles S. Laven	2,500	0.4%	$15.00	2,500

(1)
Except with respect to Messrs. Hall and Foley, one-third of the number of shares will vest per year commencing on June 30, 2005. With respect to Messrs. Hall and Foley, one-quarter of the number of shares will vest per year commencing on June 30, 2005.

Equity Incentive Plan

        We will adopt an equity incentive plan to provide incentive compensation to attract and retain qualified employees, directors, officers, advisors, consultants and other personnel, including our Manager and employees of our Manager and SL Green, and any joint venture affiliates of ours or SL Green. The committee may provide that our Manager, SL Green, any joint venture affiliates of us or SL Green and employees of the foregoing may be eligible to participate in the equity incentive plan. Of the options or stock that have not been granted at the time of the initial public offering, the compensation committee shall have the right to make such awards in the form of equity incentive compensation on such terms as the compensation committee may deem appropriate but which have not been established or included in the equity incentive plan.

Administration

        The compensation committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after completion of this offering, the equity incentive plan will be administered by the compensation committee consisting of two or more nonemployee directors, each member of which is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a nonemployee director and will, at such times as the Company is subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board of directors for those periods in which the board of directors is acting.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, up to a maximum of 6,250,000 shares, but not more than 10% of the common stock outstanding at the time of the grant may be subject to stock options, restricted stock, phantom stock and dividend equivalent rights under the equity incentive plan. The maximum number of shares of common stock that may underlie awards, other than options, in any one year to any eligible person, shall not exceed 200,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 300,000 shares of our common stock in one year. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the equity incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding common stock.

Awards Under the Plan

        Stock Options.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the compensation committee of our board of directors. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by the compensation committee.

        Restricted Stock.    A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our board of directors or compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee of our board of directors may determine. Unless otherwise provided by the compensation committee, a participant granted restricted stock only obtains the right to receive distributions on the restricted shares upon the vesting of such restricted shares. Distributions paid on all restricted stock which has vested will be at the same rate and on the same date as on shares of our common stock. Holders of restricted stock are prohibited from selling such shares until they vest.

        Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by the compensation committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee, as may be provided by the compensation committee at grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, the compensation committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

        Distribution Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award. The compensation committee may provide that amounts payable in the ordinary course with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

        Other Stock-Based Awards.    The equity incentive plan will authorize the granting of other awards based upon the common stock (including the grant of securities convertible into common stock and stock appreciation rights) and subject to terms and conditions established at the time of grant.

Adjustments in General; Certain Change in Control Provisions

        In the event of certain corporate reorganizations or other events, the compensation committee generally may make certain adjustments in its discretion to the manner in which the equity incentive plan operates (including, for example, to the number of shares available under the equity incentive plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), the compensation committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

        Our board of directors may generally amend the equity incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, the equity incentive plan may not be amended without stockholder approval if the absence of such approval would cause the equity incentive plan to fail to comply with any applicable legal requirement or applicable stock exchange or similar rule.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We are party to various transactions with and subject to various conflicts of interest arising out of our relationship with SL Green and our Manager and their affiliates. Except as set forth below, we have no specific procedures in place to deal with conflicts of interest. The Company intends that all conflicts will be resolved in accordance with the terms of its various policies and agreements and, where appropriate, through consultations with and approval by independent directors.

Our Management Team

        Because our executive officers and certain of our directors also serve as officers and directors of SL Green, conflicts of interest may arise. In particular, because our chief executive officer, chief financial officer, and several other of our executive officers hold the same or similar positions with our Manager and SL Green, conflicts of interest may arise in allocating their time between us and other programs and activities in which they are involved. Because these executive officers owe fiduciary duties to SL Green, their fiduciary duties may from time-to-time conflict with the fiduciary duties owed to us and our stockholders. In addition, under our credit facilities, an event of default will be triggered if GKK Manager ceases to be our Manager. SL Green will pay each of Messrs. Foley and Hall a consulting fee of $400,000 for their assistance in connection with our capitalization and initial funding, including development of our business plan, negotiation and implementation of agreements, preparation of this registration statement, and dealing with attorneys, accountants, prospective investors and other service providers on behalf of SL Green, and the successful completion of our initial public offering, and we have agreed to reimburse SL Green for these payments.

        In addition to owning 25.8% of our common stock outstanding after the closing of this offering, SL Green will own at least 70% of the Class B limited partner interests and at least a 70% equity interest in our Manager. Our Manager will own 30% of the Class B limited partner interests. Of the Class B limited partner interests retained by the Manager and SL Green, it is not currently intended that any of such Class B limited partner interests will be assigned to an officer, director or employee of us, the Manager or SL Green. Although many of the senior executives of SL Green are also senior executives of the Manager, SL Green will not be directly involved in the day-to-day management of the Manager.

SL Green

General

        SL Green is not contributing or selling any assets to us in connection with the closing of this offering. SL Green currently has a portfolio of investments, some of which may meet our investment criteria. SL Green has not offered to sell us any portion of its portfolio and we have not agreed to acquire any of it. We are not, however, prohibited from acquiring assets from SL Green. It is also possible that we may enter into financing or other transactions with SL Green or its affiliates, including but not limited to: (a) transactions in which both SL Green and we invest; (b) the purchase or origination by us of a B Note, mezzanine loan or preferred equity investment to an entity owned in part or in its entirety by SL Green or an affiliate of SL Green; or (c) the sale to or purchase from SL Green of a fixed income investment. Any transaction with SL Green must be approved by a majority of our independent directors.

        Our business plan for creating an investment portfolio of fixed income real estate investments differs in several material ways from the high yield lending business conducted in the past by SL Green. These differences include broader diversity of property types and geographic markets, a broader range of loan-to-value ratios, as well as lower target yields. SL Green historically leveraged its structured finance investments with conventional corporate debt to maintain a 50% ratio of debt to asset value. We anticipate that our overall leverage will be 70% to 80% of the total value of our assets.

Purchases of Common Stock

        In connection with our incorporation, a subsidiary of SL Green purchased 500,000 shares of our common stock for $200,000, or $0.40 per share, as our initial capitalization. The purchase price represented the estimated fair value of such shares at the time of formation. SL Green is purchasing 25% of the shares sold in this offering at the initial public offering price. SL Green, a founder of our company, will be a major stockholder, owning approximately 25% of our common stock outstanding after this offering, which will give SL Green significant influence over our affairs, including matters brought to a stockholder vote. SL Green also has the right to purchase 25% of any shares of stock sold in future offerings, as described below under "—Origination Agreement."

Asset Servicing Agreement and Outsource Agreement

        Affiliates of SL Green are entering into an asset servicing agreement and an outsource agreement with our Manager. Under the asset servicing agreement an affiliate of SL Green will provide asset management and other services as requested by our Manager. We will reimburse the Manager for the servicing fee charged by the affiliate of SL Green under the asset servicing agreement, which is 0.15% per annum of the book value of our fixed income investments other than investment grade bonds or corporate unsecured debt. However, fees will be paid on investment grade bonds which have a first-loss position. Under the outsource agreement, an affiliate of SL Green will provide various services related to our obligations as a publicly registered and traded company. We will reimburse the Manager for the charges under the outsource agreement, initially $1.25 million per year, with such amount to increase by 3% over the prior year's charge. We have agreed to these contracts and reimbursement of the costs of these contracts because we believe these services are best provided through SL Green which has the appropriate expertise in these areas.

        We expect that substantially all of our investments will perform in accordance with their terms and will be repaid by the borrower at or prior to maturity. In certain instances, investments may experience defaults relating to timely payment of interest, failure to comply with financial or operating covenants, or failure of our borrower to repay us at the stated maturity. In multi-class investments where we own the "controlling class" (generally the first loss class of a particular instrument), we will have the right to name a special servicer of that instrument. While the special servicer generally will undertake actions at the direction, or with the consent, of the controlling class, the special servicer must always act in accordance with a "servicing standard" that obligates the special servicer to act in the best interests of all debt holders to maximize the recovery on the loan. Where possible, we intend to appoint the Manager or SL Green as special servicer or as a sub-servicer to a special servicer. In accordance with the asset management relationship with SL Green, we expect SL Green to perform the special servicing responsibilities. Where either the Manager or SL Green is appointed to act as our special servicer, we will pay either the Manager or SL Green customary fees as approved by a majority of our independent directors. Those fees typically include an annual fee of up to 0.5% of the unpaid principal balance of the specially-serviced investment and a fee of 1% upon the successful resolution of the investment. In instances where SL Green or its affiliates are investors in our borrower, or own another class of debt or equity that is more subordinate to our class, we intend to engage a third party to act as special servicer on our behalf if a work-out is necessary. In such instances the primary holder of the Class B Notes will be the controlling class and the respective rights of all of the holders will be set forth in a co-lender agreement which will be subject to the approval of a majority of our independent directors.

Class B Limited Partner Interests

        Our Manager and SL Green also are entitled to receive quarterly distributions through their ownership of 100 units of Class B limited partner interests in our operating partnership. SL Green intends to own not less than 70% of the Class B limited partner interests, with the balance of the interests retained by the Manager. Of the interests retained by the Manager and SL Green, it is not currently intended that any of such Class B limited partner interests which are being retained by the Manager or SL Green will be assigned to an officer, director or employee of us, the Manager or SL Green although the Manager and SL Green retain the right to make such assignments. The Class B limited partner interest distributions will be made quarterly in an aggregate amount equal to 25% of the amount, if any, by which: (1) the sum of our Funds from Operations plus any gains (or losses) from debt restructuring or sales of property exceeds (2) the product of weighted average Stockholders Equity multiplied by 2.375%. Stockholders Equity is the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital. "Funds from Operations" is as defined by the National Association of Real Estate Investment Trusts (NAREIT) on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. These distributions shall be recalculated at the end of each calendar year, beginning with 2004, on our weighted average Stockholders Equity multiplied by 9.5%. If quarterly distributions exceed the annual recalculated amount, the holders of the Class B limited partner interests shall refund the excess to the operating partnership. These Class B limited partner interests are subject to mandatory redemption by us in the event of termination of or failure to renew the management agreement. The redemption amount shall be equal to two times the higher of aggregate distributions on the Class B limited partner interests in each of the last two calendar years prior to redemption, unless we become self-managed, in which case the redemption amount shall be reduced by 50%. If the management agreement is terminated by us for cause, all the Class B limited partner interests shall be redeemed for an aggregate of $100. The Class B limited partner interests will be issued at the closing of the offering as part of the consideration for entering into the management agreement. Through these Class B limited partner interests, SL Green can avail itself of the flow-through of capital gains realized by us. As these interests are speculative in nature, no value was ascribed to the original issuance of these interests. Payment of distributions on the Class B limited partner interests pursuant to Article V of the operating partnership agreement reduces cash available for distributions by the operating partnership to us in order for us to make distributions to stockholders. The issuance of the Class B limited partner interests in connection with the management agreement was not negotiated at arm's length and was structured by the senior executive officers of SL Green.

Origination Agreement

        We will enter into an origination agreement with SL Green which will be effective during the term of the management agreement. Pursuant to this agreement, SL Green will not originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments include debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. SL Green has also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return in the United States, unless we have determined not to pursue that opportunity.

        Under the agreement, SL Green will retain the following rights:

  (a)
  to retain any fixed income investments and/or preferred equity investments it owns or has committed to own on the date the offering closes;

  (b)
  to originate fixed income investments or acquire interests in fixed income investments and/or preferred equity investments in connection with the sale of any real estate or real estate-related assets or fixed income investments it currently owns or owns at any future time, in part or whole, directly or indirectly;

  (c)
  to originate or acquire fixed income and/or preferred equity investments that provide a rate of return tied to the cash flow, appreciation or both of the underlying real property or interests in real property;

  (d)
  to modify or refinance any portion of the investments in item (a), (b) or (c) above including, but not limited to, changes in principal, rate of return, maturity or redemption date, lien priority, return priority and/or borrower; and

  (e)
  to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the property on both a current and projected basis.

        We will agree that we will not:

  •
  acquire real property in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance) resulting from a fixed income investment;

  •
  originate or acquire investments described in (c) above or distressed debt, in each case located in metropolitan New York or Washington, D.C.; and

  •
  originate or acquire participations in any investments described in item (b) or (d) above.

        We will also agree that, when we acquire direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, SL Green will have the right to purchase the property at a price equal to our unpaid asset balance on the date we foreclosed or acquired the asset, plus interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by us directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an "exit fee" (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of SL Green's purchase (this amount is called "Par Value"). If we seek to sell the asset and receive a bona fide third party offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the Par Value or the third party's offer price. If the asset is not sold within one year, SL Green has the right to purchase the property at its appraised value. The appraised value will be determined as follows: we will select an appraiser and SL Green will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

        SL Green has a right of first offer to acquire any distressed debt which we decide to sell.

        Under this agreement, we have also agreed to sell to SL Green 25% of the shares sold in this offering (including any shares purchased pursuant to the underwriters' over-allotment option) at the initial public offering price. This sale will close at the same time this offering closes. No underwriting discount or commission will be paid in connection with the shares sold to SL Green. We have also agreed that, during the term of this origination agreement, SL Green will have the right to purchase 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain its percentage ownership interest in us after this offering. This right will also apply to issuances of units in our operating partnership. As a newly-formed company with no identified investments, we have agreed to sell this substantial ownership interest to SL Green because we believe that, the presence of a large, established sponsor which has made a substantial financial commitment gives us credibility in the marketplace and will help us attract additional investment.

        In addition, upon the closing of this offering, we will reimburse SL Green $1.8 million to cover certain costs and expenses, including legal, accounting, consulting and other expenses incurred by SL Green in connection with our organization and this offering, and an additional $800,000 to reimburse

SL Green for consulting fees paid by SL Green to Messrs. Hall and Foley. We have also agreed with SL Green to make certain tax elections and provide legal opinions relating to our maintaining REIT status.

        In the event the management agreement is terminated for cause by us or if neither SL Green nor any of its affiliates shall be the managing member of the Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by us as to which Manager has commenced due diligence.

Other Transactions

        We may also enter into other business transactions with SL Green or its affiliates subject to compliance with our conflict procedures. See "The Company—Operating Policies."

Our Manager

        Each of our executive officers also serves as an officer of SL Green or our Manager. As a result, our management agreement with our Manager, described under "The Manager—Management Agreement," was not negotiated at arm's-length and its terms, including fees payable and the terms of the Class B limited partner interest and termination provisions, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        SL Green and our Manager also own Class B limited partner interests in our operating partnership, as described above. In evaluating investments and other management strategies, these interests may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. See "Risk Factors—Risks Related to Our Management—There are conflicts of interest in our relationship with our Manager."

Lack of Separate Representation

        Clifford Chance US LLP is counsel to us, our Manager and SL Green in connection with this offering and may in the future act as counsel to us, our Manager and SL Green. There is a possibility that in the future the interests of various parties may become adverse. In the event that such a dispute were to arise between us, our Manager and/or SL Green, separate counsel for such matters will be retained as and when appropriate. Neither we nor SL Green have determined which party, if any, Clifford Chance US LLP might represent in the event of a dispute or conflict.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of each class of capital stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The table does not include options to purchase an aggregate of 595,500 shares at the initial public offering price, which were issued to directors, officers and employees of us and our Manager and will not vest or be exercisable prior to June 30, 2005. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 420 Lexington Avenue, New York, New York 10170.

	Before the Offering		After the Offering(1)
Name	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class
Stephen L. Green	65,000	13.0%	105,000	*
Marc Holliday	65,000	13.0%	140,000	1.11%
Hugh Hall	—	—	25,000	*
Robert R. Foley	—	—	10,000	*
Andrew Mathias	48,000	9.6%	103,000	*
Allan J. Baum	—	—	2,500	*
Jeffrey E. Kelter	—	—	2,500	*
Paul J. Konigsberg	—	—	2,500	*
Charles S. Laven	—	—	2,500	*
Gregory Hughes	—	—	35,000	*
All directors and officers as a group	178,000	35.6%	428,000	3.2%
SL Green Realty Corp.	310,000	62.0%	3,435,000	25.8%

*
Less than 1%

(1)
Includes 250,000 shares of restricted stock granted to officers and directors upon closing of this offering. See "Management—Executive Compensation."

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock contains the material items of our capital stock and is subject to and qualified in its entirety by reference to our charter and our bylaws and any amendments thereto, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws."

General

        Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share, and up to 25,000,000 shares of preferred stock, $0.001 par value per share. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

Common Stock

        All shares of our common stock offered by this prospectus will be duly authorized and, upon our receipt of the full consideration therefor, will be fully paid and non-assessable. Holders of our shares of common stock have no sinking fund, conversion or redemption rights and have no preemptive rights to subscribe for any of our securities. SL Green has the right to purchase shares in future offerings of common stock. See "Certain Relationships and Related Party Transactions—SL Green—Origination Agreement."

        Under the Maryland General Corporation Law, referred to in this prospectus as the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors must be approved by our stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.

        Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized and declared by our board of directors out of assets legally available therefor. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock will provide us with increased flexibility in making investments, acquisitions and in meeting other needs which might arise. The additional shares of our common stock are available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Prior to the issuance of stock of each class or series, the board of directors is required by the MGCL and our charter to set for each such class or series, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. As of the date of this prospectus, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.

        We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE. The listing requirements of the NYSE require stockholder approval of certain issuances of 20% or more of the then outstanding voting power of the outstanding number of shares of common stock. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Restrictions

        Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Upon the closing of this offering, our charter will contain a stock ownership limit which will prohibit any person from acquiring or holding, directly or indirectly, applying attribution rules under the Internal Revenue Code, shares of stock in excess of 9.8% of the total number of shares or value of our outstanding common stock, whichever is more restrictive. Our charter further prohibits (1) any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are owned during the last half of a taxable year), and (2) any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors will waive this provision in connection with SL Green's purchase of shares in this offering. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the number or value of the outstanding shares of our stock (whichever is more restrictive) would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT.

        The person seeking an exemption must represent to the satisfaction of our board of directors that the exemption will not result in us failing to qualify as a REIT. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, to determine or ensure our status as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

        If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

        All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

        Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our stock, including shares of our common stock on any distribution record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our stock which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the stock ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective. A record holder who fails to supply the required information will be required to file a supplemental statement with the U.S. Internal Revenue Service along with such holder's U.S. federal income tax returns.

        These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        We have appointed The Bank of New York to be the transfer agent and registrar for our common stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and our charter and bylaws contains the material terms of our charter and our bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws.

Classification of Board of Directors

        Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is one). Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Our bylaws provide that a majority of our board of directors must be independent directors.

        Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning in 2005, directors of each class will be chosen for three-year terms upon the expiration of their current terms and every other year one class of our directors will be elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

        Our charter provides that a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon a substantial affirmative vote.

Limitation of Liability and Indemnification

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Article seventh of our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any of our predecessors in any of the capacities described above and to any employee or agent of us or a predecessor of us.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification Agreements

        We will enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Maryland Business Combination Act

        The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless our board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares; and

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  66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

        Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. This permits the board of directors to determine whether alteration or repeal is in the best interests of the Company and its stockholders without the delay inherent in taking such a determination to a stockholder vote. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders' best interests.

Maryland Control Share Acquisitions Act

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more, but less than one-third; (2) one-third or more, but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our charter or bylaws of the corporation.

        Section 10 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

Amendment to the Charter

        Except as provided below, our charter, including its provisions on removal of directors may be amended only if approved by our stockholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Unless our charter provides otherwise, amendments to the provisions of our charter will be required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter.

Dissolution

        Our dissolution must be approved by our stockholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) at the direction of our board of directors, or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors, or (c) provided that our board of directors has determined that directors shall be elected at the meeting, by any stockholder who is entitled to vote at the meeting and has submitted proposals to us a reasonable time before we begin to print and mail our proxy materials.

THE OPERATING PARTNERSHIP AGREEMENT

        The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        GKK Capital LP, our operating partnership, was formed in April 2004 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an "UPREIT," in which all of our assets are owned in a limited partnership, the operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

        Our operating partnership will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to our common stockholders. Finally, the operating partnership will be structured to permit limited partners (other than Class B limited partners) in the operating partnership to exchange their limited partnership units for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

        We are the sole general partner of the operating partnership. As the sole general partner of the operating partnership, we have the exclusive power to manage and conduct the business of the operating partnership. SL Green and our Manager also own a Class B limited partner interest in our operating partnership, which entitles them to receive quarterly distributions until redeemed in an aggregate amount equal to 25% of the amount, if any, by which: (1) the sum of our funds from operations plus any gains (or losses) from debt restructuring or sales of property exceeds (2) the product of the operating partnership's weighted average stockholders equity multiplied by 2.375% (such percentage to be prorated for any partial quarter). "Funds from Operations" is as defined by the National Association of Real Estate Investment Trusts (NAREIT) on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. "Stockholders Equity" means the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital. These distributions shall be recalculated at the end of each calendar year beginning with 2004, on our weighted average Stockholders Equity multiplied by 9.5%. If quarterly distributions exceed the annual recalculated amount, the holders of the interests shall refund the excess to the operating partnership. See "Certain Relationships and Related Party Transactions—SL Green—Class B Limited Partner Interests." The Class B units are not convertible into other limited partner interests or exchangeable for shares of our common stock. There will be no other partners initially.

        Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through the operating partnership. In the event we elect to hold assets directly, the income of the operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

        We will transfer substantially all of the net proceeds of this offering to the operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If the operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and our stockholders.

Operations

        The partnership agreement of the operating partnership will provide that the operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for classification as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.

        The partnership agreement will provide that the operating partnership will distribute cash flow from operations to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one unit of limited partnership interest in the operating partnership will receive the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.

        Similarly, the partnership agreement of the operating partnership will provide that taxable income is allocated to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the operating partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. The Class B limited partners will receive a special allocation of income in each taxable year in an amount equal to the distribution made in such year on the Class B limited partner interests. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership.

        Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

        In addition to the administrative and operating costs and expenses incurred by the operating partnership in acquiring and holding our assets, the operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of the operating partnership. Such expenses will include:

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  all expenses relating to our formation and continuity of existence;

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  all expenses relating to any offerings and registrations of securities;

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  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with applicable laws, rules and regulations; and

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  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption Rights

        Subject to certain limitations and exceptions, the limited partners of the operating partnership, other than our subsidiaries and Class B limited partners, will have the right to cause the operating partnership to redeem their limited partnership units for cash equal to the market value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. The market value of the limited partnership units for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice was given to the operating partnership of exercise of the redemption rights. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code.

        The Class B limited partner interest is subject to mandatory redemption if the management agreement is terminated. If terminated, the redemption amount shall be equal to two times the higher of aggregate distributions on the Class B limited partner interests in each of the last two calendar years prior to redemption; unless we become self-managed, in which case the redemption amount shall be reduced by 50%. If the management agreement is terminated by us for cause, the aggregate redemption amount for all Class B interests shall be $100.

Transferability of Interests

        We will not be able to (1) voluntarily withdraw as the general partner of the operating partnership, or (2) transfer our general partnership interest in the operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners will not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes material federal income tax considerations regarding our qualification and taxation as a REIT and material federal income tax considerations resulting from the acquisition, ownership and disposition of our common stock. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of federal income taxation that may be relevant to a holder of our common stock in light of the stockholder's particular circumstances or, except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders," and "—Taxation of Non-United States Stockholders" below, to particular types of stockholders which are subject to special tax rules, including, among others, expatriates, partnerships, grantor trusts, insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons who are not citizens or residents of the United States, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our common stock as a "capital asset," generally property held for investment under the Internal Revenue Code.

        The information in this summary is based on the Internal Revenue Code, current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. No assurance can be given that future legislation, Treasury regulation, administrative interpretations and practices and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and we will not seek a ruling with respect to any part of the information discussed in this summary. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury regulations, and administrative and judicial interpretations of the Code.

        YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. THIS INCLUDES THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

General

        We intend to make an election to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2004. We are organized and intend to operate in a manner so as to qualify as a REIT. However, no assurance can be given that we will in fact qualify or remain qualified as a REIT. In connection with this offering, we have received the opinion of our legal counsel, Clifford Chance US LLP, that commencing with our taxable year ending December 31, 2004, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is not binding on the IRS or any court. In addition, the opinion of our counsel is based on various assumptions including that all representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon certain representations made by us as to factual matters, including factual representations relating to the nature of our assets, our distributions, our sources of income, and our stock ownership, and assumes that such representations are accurate and complete and that we will take no action that is inconsistent with our status as a REIT. Our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the various other qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that our actual results for any particular taxable year will satisfy these requirements. See "—Failure to Qualify as a REIT." In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

        So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends we currently distribute to our stockholders. As a result, we generally will not be required to pay federal income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation.

        Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. Even as a REIT, however, we will be required to pay U.S. federal tax, as follows:

  •
  We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by a fraction intended to reflect our profitability.

  •
  We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for the year; (ii) 95% of our real estate investment trust capital gain net income for the year; and (iii) any undistributed taxable income from prior periods. This distribution requirement is in addition to, and different from, the distribution requirements discussed below in the section entitled "—Distributions Generally."

  •
  If we acquire any asset from a corporation which is or has been taxed as a C corporation under the Internal Revenue Code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition or (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired it. The results described in this paragraph with respect to the recognition of gain will apply unless an election under Treasury regulation Section 1.337(d)-7(c) is made to cause the C corporation to recognize all of the gain inherent in the property at the time of acquisition of the asset.

  •
  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs and certain other assets to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. See "—Excess Inclusion Income," below.

  •
  We could be subject to an excise tax if our dealings with any taxable REIT subsidiaries are not at arm's length. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        Our stock must be beneficially held by at least 100 persons, the "100 stockholder rule," and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year, the "5/50 rule." In determining whether five or fewer individuals hold our shares, certain attribution rules of the Internal Revenue Code apply. For purposes of the 5/50 rule, pension trusts and other specific tax-exempt entities generally are treated as individuals, except that certain tax-qualified pension funds are not considered individuals and beneficiaries of such trusts are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 rule. Our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the 100 stockholder rule and the 5/50 rule. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the stock ownership rules. If we fail to satisfy any of these stock ownership rules, our status as a REIT may terminate. If, however, we complied with the rules contained in the applicable Treasury regulations that require a REIT to determine the actual ownership of its stock, as discussed below, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement of the 5/50 rule, we would not be disqualified as a REIT.

        To monitor our compliance with the stock ownership tests, we are required to maintain records regarding the actual ownership of our shares of stock. To do so, we are required to demand written statements each year from the record holders of certain percentages of our shares of stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include our dividends in gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A record holder who fails or refuses to comply with the demand must submit a statement with his tax return disclosing the actual ownership of the shares of stock and certain other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Effect of Subsidiary Entities

        Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary- the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation other than a qualified REIT subsidiary or a taxable REIT subsidiary. See "—Income Tests" and "—Asset Tests."

        Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (or a TRS). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its taxable income. A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of its TRSs in determining compliance with the REIT requirements, such entities may be used by a REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through disregarded subsidiaries or partnerships. To the extent that we may employ TRSs, the corporate income tax incurred by the TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and, therefore, our ability to make distributions to our stockholders. In addition, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        Certain restrictions are imposed on TRSs to ensure that such entities will be subject to appropriate levels of federal income taxation. First, a TRS may not deduct net interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). Additionally, if a TRS pays interest, rent or another amount to an affiliated REIT that exceeds the amount that would be paid to an unrelated party in an arm's length transaction, an excise tax equal to 100% of such excess will be imposed.

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

  •
  under the "75% gross income test," we must derive at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, gain from the disposition of "qualified real estate assets," i.e., interests in real property, mortgages secured by real property or interests in real property, and some other assets, and income from certain types of temporary investments; and

  •
  under the "95% gross income test," we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (1) the sources of income that satisfy the 75% gross income test, (2) dividends, interest and gain from the sale or disposition of stock or securities, including some interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge debt incurred to acquire or carry qualified real estate assets, or (3) any combination of the foregoing.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Interest Income.    Interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends in any way on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (known as a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in our hands or the hands of the borrower.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date we became committed to make or purchase the mortgage loan, a portion of the interest income, equal to (1) such highest principal amount minus such value, divided by (2) such highest principal amount, generally will not be qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, however, generally will not be qualifying income for purposes of the 75% gross income test, since such loans generally are not considered secured by interests in real property. However, even if a loan is not secured by real property, or is undersecured, the interest income it generates may nonetheless qualify for purposes of the 95% gross income test.

        Among the assets we expect to hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of the interest generated by these loans under the 75% gross income test.

        Dividends.    We may receive (directly or indirectly) distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends we receive (directly or indirectly) from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Failure to Satisfy Income Test.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such taxable year if we are entitled to relief under applicable provisions of the Internal Revenue Code. Generally, we may avail ourselves of these relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of the sources of our income to our federal income tax return; and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        If we are entitled to avail ourselves of the relief provisions, we will maintain our qualification as a REIT but will be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.

Foreclosure Property

        Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently at 35%). Foreclosure property is real property and related personal property that is acquired through foreclosure following a default on a lease of such property or indebtedness secured by such property and for which an election is made to treat the property as foreclosure property.

Prohibited Transaction Income

        Any gain realized by us on the sale of any asset other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business will be prohibited transaction income and subject to a 100% excise tax. Prohibited transaction income may also adversely affect our ability to satisfy the gross income test for qualification as a REIT. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all facts and circumstances surrounding the particular transaction. While the Internal Revenue Code provides a safe harbor which, if met, would not cause a sale of an asset to result in a prohibited transaction income, we may not be able to meet the requirements of such safe harbor in all circumstances.

        The 100% tax will not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:

  •
  at least 75% of the value of our total assets must be represented by qualified real estate assets, cash, cash items and government securities;

  •
  not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

  •
  of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we generally may not own more than 10% by vote or value of any one issuer's outstanding securities, in each case except with respect to stock of any taxable REIT subsidiaries and in the case of the 10% value test except with respect to "straight debt" having specified characteristics; and

  •
  the value of the securities we own in any TRSs, in the aggregate, may not exceed 20% of the value of our total assets.

        Qualified real estate assets include interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if we held such assets), we will be treated as holding directly our proportionate share of the assets of such REMIC), and shares of other REITs. Non-REMIC CMOs, however, generally do not qualify as qualified real estate assets for this purpose.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to and may cause a violation of the 10% value asset test, unless it is a mortgage loan secured by a qualifying real estate asset or satisfies the rules for "straight debt." "Straight debt" means a written unconditional promise to pay on demand or a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors and (iii) the issuer is either an individual or a partnership in which the REIT owns at least a 20% profit interest or the only securities of the issuer held by the REIT or its taxable REIT subsidiary are straight debt.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our "REIT taxable income," and

  •
  90% of our after-tax net income, if any, from foreclosure property, less

  •
  the excess of the sum of specified items of our non-cash income items over 5% of REIT taxable income, as described below.

        For purposes of these distribution requirements, our REIT taxable income is computed without regard to the dividends paid deduction and net capital gain. In addition, for purposes of this test, the specified items of non-cash income include income attributable to leveled stepped rents, certain original issue discount, certain like-kind exchanges that are later determined to be taxable and income from cancellation of indebtedness.

        Only distributions that qualify for the "dividends paid deduction" available to REITs under the Internal Revenue Code are counted in determining whether the distribution requirements are satisfied. We must make these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year, paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

        In addition, dividends distributed by us must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.

        To the extent that we do not distribute all of our net capital gain, or we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be required to pay tax on this undistributed income at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

  •
  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds economic income.

  •
  We will recognize taxable income in advance of the related cash flow if any of our mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayment but that defers taking into account credit losses until they are actually incurred.

  •
  We may be required to recognize the amount of any payment projected to be made pursuant to a provision in mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

  •
  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

  •
  We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

  •
  We may recognize phantom taxable income from any retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

        Although several types of non-cash income are excluded in determining the annual distribution requirement, we may incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Although we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Taxable Mortgage Pools

        An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool (or a TMP) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities and (4) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs. Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT or a disregarded subsidiary of a REIT that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." See "—Excess Inclusion Income."

        If a subsidiary partnership or an interest in a securitization arrangement not wholly owned by us directly or through one or more disregarded entities were a TMP, or if a TMP were owned by our operating partnership, the foregoing rules would not apply. Rather, the partnership or arrangement that is a TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization could adversely affect our compliance with the REIT income and asset test requirements. We intend to monitor the structure of any TMPs in which we have an interest with a view towards minimizing any risk that they will adversely affect our status as a REIT.

Excess Inclusion Income

        If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a TMP for federal income tax purposes, in which case, under Regulations to be issued by the Treasury Department, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders. Any excess inclusion income:

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  may not be offset by unrelated net operating losses of a stockholder;

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  will be subject to tax as unrelated business taxable income to a tax-exempt holder;

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  will be subject to the application of the federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

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  will be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our stock held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

        The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Failure to Qualify as a REIT

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay federal income tax, including any applicable alternative minimum tax, on our taxable income in that taxable year and all subsequent taxable years at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as dividends from a C corporation to the extent of our current and accumulated earnings and profits, and United States stockholders (as defined below) may be taxable at preferential rates on such dividends, and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification.

Tax Aspects of Investments in Partnerships

        General.    We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of REIT taxable income. Consequently, to the extent that we hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT even though we may have no control, or only limited influence, over the partnership.

        Entity Classification.    Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "—Taxable Mortgage Pools" above. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests and in turn could prevent us from qualifying as a REIT. See "—Failure to Qualify as a REIT" above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

        Tax Allocations with Respect to Partnership Properties.    Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any subsidiary partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Taxable United States Stockholders

        For purposes of the discussion in this prospectus, the term "United States stockholder" means a beneficial holder of our stock that is, for federal income tax purposes:

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  a citizen or resident of the United States (as determined for federal income tax purposes);

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  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

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  an estate the income of which is subject to federal income taxation regardless of its source; or

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  a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will be taxable to United States stockholders as ordinary income. Such REIT dividends generally are ineligible for the new reduced tax rate (with a maximum of 15%) for corporate dividends received by individuals, trusts and estates in years 2003 through 2008. However, such rate will apply to the extent that we make distributions attributable to amounts, if any, we receive as dividends from non-REIT corporations (including our taxable REIT subsidiaries) or to the extent that we make distributions attributable to the sum of (i) the excess of our REIT taxable income for the preceding year over the tax paid on such income, and (ii) the excess of our income subject to the built-in gain tax over the tax payable by us on such income. Provided that we qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis that each United States stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder's adjusted tax basis in its stock will be taxable as capital gain, and will be taxable as long-term capital gain if the stock has been held for more than one year. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis are made on a share-by-share basis. To the extent that we make distributions, if any, that are attributable to excess inclusion income, such amounts may not be offset by net operating losses of a United States stockholder. If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the year preceding the year of payment. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        If excess inclusion income from a REMIC residual interest or TMP is allocated to any of our stockholders, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "—Taxable Mortgage Pools" above.

Capital Gain Distributions

        Distributions designated by us as capital gain dividends will be taxable to United States stockholders as capital gain income. We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. For tax years prior to 2009, this capital gain income will generally be taxable to non-corporate United States stockholders at a maximum of a 15% or 25% rate based on the characteristics of the asset we sold that produced the gain. United States stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us in respect of such net capital gain; and

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  increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gain and their share of the tax paid by us.

Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock

        Distributions we make, undistributed net capital gain includible in income and gains arising from the sale or exchange of our stock by a United States stockholder will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any "passive losses" against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, and undistributed net capital gain includible in our stockholders' income, generally will be treated as investment income for purposes of computing the investment interest limitation under the Internal Revenue Code, provided the proper election is made.

        If we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we were to acquire REMIC residual interests, our stockholders (other than certain thrift institutions) may not be permitted to offset certain portions of the dividend income they derive from our shares with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal the allocable share of our "excess inclusion income."

Dispositions of Stock

        A United States stockholder that sells or disposes of our stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder receives on the sale or other disposition and the stockholder's adjusted tax basis in the stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the stockholder has held the stock for more than one year. However, any loss recognized by a United States stockholder upon the sale or other disposition of our stock that the stockholder has held for six months or less will be treated as long-term capital loss to the extent the stockholder received distributions from us which were required to be treated as long-term capital gains. For tax years prior to 2009, capital gain of an individual United States stockholder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital loss is limited.

Information Reporting and Backup Withholding

        We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, along with the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifying as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A United States stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability, if any, and otherwise be refundable, provided the proper forms are filed on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as a dividend by a REIT will be treated as a dividend by the recipient and excluded from the calculation of unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code, i.e., property the acquisition or holding of which is or is treated as financed through a borrowing by the tax-exempt United States stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold an asset that gives rise to excess inclusion income, as defined in Section 860E of the Internal Revenue Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we were to hold residual interests in a REMIC, or if we or a pool of our assets were to be treated as a TMP, a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income. See "—Excess Inclusion Income" above.

        For tax-exempt stockholders that are social clubs, voluntary employees' beneficiary associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a substantial portion of the dividends received with respect to our stock may constitute unrelated business taxable income, or UBTI, if we are treated as a "pension-held REIT" and you are a pension trust which:

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  is described in Section 401(a) of the Internal Revenue Code; and

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  holds more than 10%, by value, of our equity interests.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501 (a) of the Internal Revenue Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

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  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividends treated as unrelated business taxable income under these rules is equal to the ratio of:

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  the unrelated business taxable income earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

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  the total gross income, less directly related expenses, of the REIT.

        A de minimis exception applies where this percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a pension-held REIT.

Taxation of Non-United States Stockholders

        The rules governing federal income taxation of non-United States stockholders are complex and no attempt will be made herein to provide more than a summary of these rules. "Non-United States stockholders" means beneficial owners of shares of our stock that are not United States stockholders (as such term is defined in the discussion above under the heading entitled "—Taxation of Taxable United States Stockholders").

        PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to non-United States stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests and that are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), the non-United States stockholder generally will be subject to federal income tax at graduated rates in the same manner as United States stockholders are taxed with respect to those distributions, and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation, unless a treaty reduces or eliminates these taxes. We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless:

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  a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us; or

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  the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Any portion of the dividends paid to non-United States stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from our disposition of a U.S. real property interest will not be taxable to non-United States stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder's stock, these distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the non-United States stockholder on a timely basis. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10% if our stock was considered to be a U.S. real property interest.

        Distributions attributable to our capital gains which are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation, unless (1) investment in our stock is effectively connected with the non-United States stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain (and a corporate non-United States stockholder may also be subject to the 30% branch profits tax), or (2) the non-United States stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual's capital gains.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-United States stockholder as if that gain were effectively connected with the stockholder's conduct of a U.S. trade or business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder. We are required to withhold 35% of any distribution paid to a non-United States stockholder that we designate (or, if greater, the amount that we could designate) as a capital gains dividend even if such distributions are not from the sale by us of U.S. real property interests, and therefore not subject to tax under FIRPTA. The amount withheld is creditable against the non-United States stockholder's FIRPTA tax liability, and to the extent it exceeds such non-United States stockholder's tax liability will be refundable provided the proper forms are filed on a timely basis.

        Gains recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States stockholders. Because our stock will be widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or, if our common stock is regularly traded on an established securities market and the selling non-United States stockholder owned 5% or less of our stock at all times during a specified testing period.

        If gain from the sale of the stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. In addition, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gains not subject to FIRPTA will be taxable to a non-United States stockholder if the non-United States stockholder's investment in the stock is effectively connected with a trade or business in the U.S. (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to that gain; or the non-United States stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

Information Reporting and Backup Withholding for Non-United States Stockholders

        If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-United States stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the non-United States stockholder satisfies certification requirements regarding its status as a foreign stockholder. Other information reporting rules apply to non-United States stockholders, and prospective non-United States stockholders should consult their own tax advisors regarding these requirements.

Possible Legislative or Other Action Affecting Tax Considerations

        You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could affect the tax considerations of an investment in us.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax considerations summarized above. In addition, a stockholder's state, local and foreign tax treatment may not conform to the federal income tax considerations summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

ERISA AND CERTAIN OTHER CONSIDERATIONS

        A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a Plan) subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction.

        The Department of Labor (or the DOL) has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The company expects the common stock to be "widely held" upon completion of the initial public offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The company believes that the restrictions imposed under its articles of incorporation on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common stock will be "widely held" and "freely transferable," the company believes that the common stock will be publicly offered securities for purposes of the DOL Regulations and that the assets of the company will not be deemed to be "plan assets" of any Plan that invests in the common stock.

SHARES ELIGIBLE FOR FUTURE SALE

        As of April 12, 2004, we had one stockholder. Upon completion of this offering, we will have outstanding 13,310,000 shares of common stock. We will also have 595,500 shares reserved for issuance upon exercise of options to purchase common stock issued in connection with this offering.

        Of these shares, the 12,500,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by our "affiliates," as that term is defined by Rule 144 under the Securities Act. The remaining 810,000 shares, including 310,000 shares of restricted stock, and any shares purchased by affiliates in this offering will be "restricted shares" as defined in Rule 144 or control shares that would typically be sold pursuant to the Rule 144 safe harbor.

Rule 144

        In general, under Rule 144 as currently in effect, beginning 90 days after this offering, a person who owns shares that were purchased from us or any affiliate of ours at least one year previously, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  •
  1% of the then outstanding common stock; or

  •
  the average weekly trading volume of the common stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

        Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 that were purchased from us or any of our affiliates at least two years previously, would be entitled to sell those shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Sales of Restricted Shares

        We expect that, beginning one year after the issuance of common stock to SL Green in the formation transaction, 500,000 shares of common stock will become eligible for sale under Rule 144, subject to the volume and other resale restrictions of that rule. In addition, when vested, up to 310,000 shares of restricted stock that we will issue to certain of our officers, directors, employees and other affiliates in connection with this initial public offering will become eligible for sale under Rule 144, subject to its restrictions, one year after closing of this offering.

Lock-Up Agreements

        We have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 180 days after the date of this prospectus, without the prior written consent of Wachovia Capital Markets, LLC, subject to specific limited exceptions. See "Underwriting."

        SL Green and each of our executive officers, our directors and the persons who will become our directors upon completion of this offering have agreed under written "lock-up" agreements not to sell any common stock or securities convertible into common stock for 180 days after the date of this prospectus without the prior written consent of Wachovia Capital Markets, LLC. See "Underwriting."

UNDERWRITING

        Wachovia Capital Markets, LLC, an indirect, wholly-owned subsidiary of Wachovia Corporation, is acting as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase from us the respective number of shares of common stock appearing opposite the underwriter's name below.

Underwriters	Number of Shares
Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
JMP Securities LLC

12,500,000

        The underwriters have agreed to purchase all of the shares of common stock shown in the above table if any of the shares of common stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel for the underwriters and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions.

        The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commissions and Discounts

        The underwriters have advised us that they propose to offer the shares of common stock to the public at a public offering price of $15.00 and to certain dealers at that price less a concession of not more than $    per share, of which $            may be reallowed to other dealers. If all of the shares of common stock are not sold at the initial public offering price, the public offering price, concession and reallowance to dealers may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us, both on a per share basis and in total, assuming either no exercise or full exercise by the underwriters of their over-allotment option. The compensation to be received by any member of the National Association of Securities Dealers, Inc. will not exceed 10% of the gross proceeds of this offering, plus a maximum of 0.5% of the proceeds for reimbursement of bona fide due diligence expenses.

		Total
	Per Share	Without Option	With Option
Public Offering Price	$15.00	$187,500,000	$215,625,000
Underwriting Discount(1)	$1.05	$9,843,000	$11,320,313
Proceeds to Gramercy Capital Corp.	$13.95	$177,656,250	$204,304,688

(1)
No underwriting discount is payable on the shares sold by us to SL Green.

        We estimate that the expenses of our organization and this offering payable by us, not including the underwriting discount, will be approximately $4.8 million.

Over-allotment Option

        We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to purchase a total of 1,406,250 additional shares of common stock from us at the public offering price per share less the underwriting discount per share shown on the cover page of this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment, subject to conditions, to purchase approximately the same percentage of the additional shares that the number of shares of common stock to be purchased by that underwriter as shown in the above table represents as a percentage of the total number of shares shown in that table.

Directed Shares

        The underwriters have reserved for sale as part of this offering, at the initial public offering price, up to 3.75% of the shares of common stock offered by this prospectus to non-executive SL Green employees and individuals with business and social relationships with our officers and officers of SL Green who express an interest in purchasing shares of common stock in this offering after receiving a preliminary prospectus. Directors and executive officers of public companies, including us, and their immediate family members, and individuals who are registered representatives or affiliates of broker- dealers are not eligible to participate in the directed share program. If demand for directed shares exceeds the available shares, our management will allocate shares in its sole discretion. The number of shares available for sale to the general public in the offering will be reduced to the extent that these persons purchase reserved shares. These persons must commit to purchase the shares no later than the close of business on the day following the date of this prospectus and must open an account at Wachovia Capital Markets, LLC if they do not already have an account. Any reserved shares not purchased by these persons will be offered by the underwriters to the general public on the same terms as the other shares offered in this offering. The directed shares will not be subject to any lock-up agreements.

        All sales of shares pursuant to the directed share program will be made at the public offering price set forth on the cover page of this prospectus.

Indemnity

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions, the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market.

  •
  A "stabilizing bid" is a bid for or the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock.

  •
  A "syndicate covering transaction" is a bid for or the purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering.

  •
  A "penalty bid" is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to an underwriter or selling group member in connection with this offering if the common stock originally sold by that underwriter or selling group member is purchased by the underwriters in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or selling group member.

        The underwriters have advised us that these transactions may be effected on the NYSE or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Pricing of This Offering

        Prior to this offering, there is no public market for our common stock. Consequently, the initial public offering price for the shares of our common stock will be determined by negotiations between us and the underwriters based on market price for stocks of comparable companies.

        An active trading market for our common stock may not develop. It is possible that the market price of our common stock after this offering may be less than the initial public offering price. In addition, the estimated initial public offering price range appearing on the cover of this preliminary prospectus is subject to change as a result of market conditions or other factors.

New York Stock Exchange Listing

        We have been approved for listing on the New York Stock Exchange under the symbol "GKK" in order to meet the requirements for listing on the NYSE, the underwriters will undertake that the shares of common stock will be sold to ensure that NYSE distribution standards are met.

Lock-Up Agreements

        Our directors and officers and SL Green will agree, with limited exceptions, for a period of 180 days after the date of this prospectus, that they will not, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock, except that those directors, officers and stockholders will be permitted to transfer any of these securities by gift, will or intestate succession (so long as any recipient of those securities enters into a similar lock-up agreement) and the stockholders will be permitted to distribute securities to affiliated entities (so long as any recipient of those securities enters into a similar lock-up agreement).

        In addition, we have agreed that, for a period of 180 days after the date of this prospectus, we will not, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock or other capital stock, except for:

  •
  the shares of common stock being sold by us in this offering; and

  •
  the issuance of shares of common stock pursuant to our equity incentive plan as in effect on the date of this prospectus.

        Wachovia Capital Markets, LLC may, in its sole discretion and ant any time or from time to time, without notice, release all or any portion of the shares of common stock subject to the lock-up agreements listed above.

Other Relationships

        Wachovia Capital Markets, LLC, our lead underwriter, is an agent and lender under our credit facility, in connection with which they will receive customary fees and expenses; and an affiliate of Wachovia Capital Markets, LLC, Wachovia Capital Investment Inc., is the buyer in our warehouse financing agreement. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC, is the syndication agent and co-lead arranger on SL Green's $750 million secured revolver and $250 million corporate unsecured revolver.

Electronic Prospectus Delivery

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. The representative may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. The representative will allocate shares of our common stock to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York. Hunton & Williams LLP will act as counsel to the underwriters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited our financial statement at April 12, 2004, as set forth in their report. We have included our financial statement in this prospectus and elsewhere in this registration statement. Our financial statement is in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement, of which this prospectus is a part, on Form S-11, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit you should refer to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room at the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports and proxy statements. We will also make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

GRAMERCY CAPITAL CORP.

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of April 12, 2004	F-3
Notes to Balance Sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Gramercy Capital Corp.:

        We have audited the accompanying balance sheet of Gramercy Capital Corp. as of April 12, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Gramercy Capital Corp. as of April 12, 2004, in conformity with U.S. Generally Accepted Accounting Principles.

                      /s/ ERNST & YOUNG, LLP

New York, New York
April 16, 2004

GRAMERCY CAPITAL CORP.

BALANCE SHEET

APRIL 12, 2004

Assets:
Cash	$200,000

Total assets	$200,000

Liabilities and Stockholders' Equity:
Commitments and contingencies	—
Stockholders' equity:
Preferred stock, par value $0.001, 25,000,000 shares authorized, no shares issued or outstanding	$—
Common stock, par value $0.001, 100,000,000 shares authorized, 500,000 shares issued and outstanding	500
Additional paid in capital	199,500

Total liabilities and stockholders' equity	$200,000

See accompanying notes.

GRAMERCY CAPITAL CORP.

NOTES TO BALANCE SHEET

APRIL 12, 2004

1.     ORGANIZATION

        Gramercy Capital Corp. (the "Company") was organized in Maryland on April 1, 2004. Under the Articles of Incorporation, the Company is authorized to issue up to 100,000,000 shares of common stock and 25,000,000 shares of preferred stock. The Company has had no operations since its formation.

2.     FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

        The Company intends to conduct an initial public offering of common stock. The Company will contribute the proceeds of the offering in exchange for units of limited partnership interest in GKK Capital LP, a Delaware limited partnership (the "Operating Partnership"). The Company, as the sole general partner of the Operating Partnership, will have responsibility and discretion in the management and control of the Operating Partnership, and the limited partners of the Operating Partnership, in such capacity, will have no authority to transact business for, or participate in the management activities of, the Operating Partnership. Accordingly, the Company will account for the Operating Partnership using the consolidation method.

        Cash contributed to the Operating Partnership by the Company will be used primarily to acquire real estate loans and securities. The Company will be subject to the risks involved with commercial real estate finance. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code commencing with its taxable year ending December 31, 2004. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income.

        The sole stockholder of the Company is SLG Founders LLC, or Founders, which is principally owned by SL Green Operating Partnership, L.P. SL Green Operating Partnership, L.P., is a majority owned subsidiary of SL Green Realty Corp., which is the beneficial owner of our Manager, GKK Manager LLC. The Founder's initial capital contribution to the Company was $200,000.

3.     SIGNIFICANT ACCOUNTING POLICIES

Underwriting Commissions and Costs

        Underwriting commissions and costs incurred in connection with the Company's stock offerings are reflected as a reduction of additional paid-in-capital.

Organization Costs

        Costs incurred to organize the Company will be expensed as incurred.

4.    OPERATING PARTNERSHIP AGREEMENT (unaudited)

        After the closing of the initial public offering, the Company will own all of the Class A limited partner interests in the Operating Partnership. The Class B limited partner interests will be owned 70% by SL Green Operating Partnership, L.P. and 30% by GKK Manager LLC (the "Manager").

5.    MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS (unaudited)

        In connection with the Company's initial public offering, the Company will enter into a management agreement with GKK Manager LLC, which provides for an initial term through December 2007 with automatic one-year extension options and subject to certain termination rights. The Company will pay the Manager an annual management fee equal to 1.75% of the gross stockholders equity (as defined) of the Company.

        The Manager and SL Green Operating Partnership L.P., will hold Class B limited partner interests for a nominal percentage of the Operating Partnership. To provide an incentive for the Manager to enhance the value of the common stock, the Manager and SL Green Operating Partnership, L.P. will be entitled to an incentive return payable through the Class B limited partner interests equal to 25% of the amount by which funds from operations (as defined in the agreement) plus certain accounting gains exceed the product of the weighted average Stockholders Equity of the Company multiplied by 9.5% (divided by 4 to adjust for quarterly calculations). SL Green Operating Partnership L.P. and the Manager will own 70 units and 30 units of the Class B limited partner interests, respectively. The incentive return payable on the Class B limited partner interests will be treated as an expense to the Company as earned, and will be recorded when the payment of such amounts become probable and reasonably estimable in accordance with the partnership agreement.

        The Company will be obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsource agreement between the Manager and SL Green Operating Partnership L.P. The asset servicing agreement will provide for an annual fee of 0.15% of the book value of the Company's investments, excluding certain defined investments. The outsourcing agreement will provide a fee of $1.25 million per year, increasing 3% annually over the prior year.

        Upon successful completion of its planned initial public offering, the Company will be obligated to reimburse approximately $1.8 million to SL Green Operating Partnership L.P. for costs incurred in connection with the formation, organization and initial public offering of the Company and $800,000 to reimburse consulting fees paid by SL Green to Messrs. Hall and Foley.

12,500,000 Shares
Common Stock

PROSPECTUS , 2004

Wachovia Securities
Merrill Lynch & Co.
Banc of America Securities LLC
JMP Securities

        Until                        , 2004 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$27,319
NASD filing fee	20,000
NYSE listing fee	100,000
Printing and engraving fees	150,000
Legal fees and expenses	1,185,000
Accounting fees and expenses	350,000
Blue Sky fees and expenses	—
Transfer Agent and Registrar fees	5,000
Federal and state taxes	—
Miscellaneous expenses	1,120,000
SL Green reimbursement of expenses	1,800,000

Total	$4,757,319

*
To be filed by amendment.

Item 32.    Sales to Special Parties.

        See Item 33.

Item 33.    Recent Sales of Unregistered Securities.

        On April 12, 2004, in connection with our incorporation, SLG Founders LLC, a subsidiary of SL Green, purchased 500,000 shares of common stock, par value $0.001 per share for $200,000 cash in a private offering to an entity wholly owned by an accredited investor. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

        Our charter contains a provision that, to the maximum extent permitted under the Maryland General Corporation Law, requires us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights and are in addition to, and not exclusive of, any other right to indemnification. We also have separate indemnification agreements with each of our directors and officers that require us to indemnify such persons to the fullest extent permitted by law and generally provide the same scope of indemnification provided by the Maryland General Corporation Law. Our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to the offering. See "Underwriting."

Item 35.    Treatment of Proceeds from Stock Being Registered.

        None.

Item 36.    Financial Statements and Exhibits.

        (A)    Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

        (B)    Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
1.1	Form of Underwriting Agreement by and among Gramercy Capital Corp. and the underwriters named therein
3.1	Articles of Incorporation of Gramercy Capital Corp.
**3.2	Bylaws of Gramercy Capital Corp.
**5.1	Opinion of Clifford Chance US LLP with respect to the legality of the shares being registered
**8.1	Opinion of Clifford Chance US LLP with respect to tax matters
**10.1	Form of Management Agreement by and among Gramercy Capital Corp., GKK Capital LP and GKK Manager LLC
**10.2	Form of Origination Agreement by and between Gramercy Capital Corp. and SL Green Operating Partnership, L.P.
**10.3	Form of Agreement of Limited Partnership of GKK Capital L.P.
**10.4	Form of Asset Servicing Agreement by and between GKK Manager LLC and SLG Gramercy Services LLC
**10.5	Form of Outsource Agreement by and between GKK Manager LLC and SL Green Operating Partnership, L.P.
10.6	Form of 2004 Equity Incentive Plan
10.7	Form of Master Repurchase Agreement
10.8	Form of Acquisition Repurchase Agreement
10.9	Form of Credit Agreement
**10.10	Consulting Agreement, dated as of May 11, 2004 by and between SL Green Realty Corp. and Robert Foley
**10.11	Consulting Agreement, dated as of February 23, 2004 by and between SL Green Realty Corp. and Hugh Hall
10.11	Form of Credit Agreement
23.1	Consent of Ernst & Young LLP
**23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
**24.1	Power of Attorney (included on the Signature Page)
**99.1	Consent of Allan J. Baum to be named as an Independent Director
**99.2	Consent of Paul J. Konigsberg to be named as an Independent Director
**99.3	Consent of Jeffrey E. Kelter to be named as an Independent Director
**99.4	Consent of Charles S. Laven to be named as an Independent Director

*
To be filed by amendment.

**
Previously filed.

Item 37.    Undertakings.

        (a)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        (c)    The undersigned Registrant hereby further undertakes that:

          (1)    For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

          (2)    For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of July, 2004.

GRAMERCY CAPITAL CORP.
By:	/s/ ROBERT R. FOLEY Name: Robert R. Foley Title: Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ MARC HOLLIDAY Marc Holliday	Chief Executive Officer, President and Director (Principal Executive Officer)	July 26, 2004
/s/ ROBERT R. FOLEY Robert R. Foley	Chief Financial Officer (Principal Financial Officer)	July 26, 2004

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

* Stephen L. Green	Chairman of the Board of Directors	July 26, 2004
* Marc Holliday	Chief Executive Officer, President and Director (Principal Executive Officer)	July 26, 2004
* Hugh Hall	Chief Operating Officer and Director	July 26, 2004
* Robert R. Foley	Chief Financial Officer (Principal Financial Officer)	July 26, 2004
/s/ ROBERT R. FOLEY
*By:	Robert R. Foley Attorney-in-fact for each of the persons indicated

Exhibit
1.1	Form of Underwriting Agreement by and among Gramercy Capital Corp. and the underwriters named therein
3.1	Articles of Incorporation of Gramercy Capital Corp.
**3.2	Bylaws of Gramercy Capital Corp.
**5.1	Opinion of Clifford Chance US LLP with respect to the legality of the shares being registered
**8.1	Opinion of Clifford Chance US LLP with respect to tax matters
**10.1	Form of Management Agreement by and between Gramercy Capital Corp. and GKK Manager LLC
**10.2	Form of Origination Agreement by and among Gramercy Capital Corp., GKK Capital L.P. and SL Green Realty Corp.
**10.3	Form of Agreement of Limited Partnership of GKK Capital L.P.
**10.4	Form of Asset Servicing Agreement by and between GKK Manager LLC and SL Green Gramercy Services LLC
**10.5	Form of Outsource Agreement by and between GKK Manager LLC and SL Green Operating Partnership, L.P.
10.6	Form of 2004 Equity Incentive Plan
10.7	Form of Master Repurchase Agreement
10.8	Form of Acquisition Repurchase Agreement
10.9	Form of Credit Agreement
**10.10	Consulting Agreement, dated as of May 11, 2004 by and between SL Green Realty Corp. and Robert Foley
**10.11	Consulting Agreement, dated as of February 23, 2004 by and between SL Green Realty Corp. and Hugh Hall
23.1	Consent of Ernst & Young, LLP
**23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
**24.1	Power of Attorney (included on the Signature Page)
**99.1	Consent of Allan J. Baum to be named as an Independent Director
**99.2	Consent of Paul J. Konigsberg to be named as an Independent Director
**99.3	Consent of Jeffrey E. Kelter to be named as an Independent Director
**99.4	Consent of Charles S. Laven to be named as an Independent Director

*
To be filed by amendment.

**
Previously filed.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
The Offering
RISK FACTORS
Risks Related to Our Management and Our Relationship with SL Green
Risks Related to Our Business
Risks Related to Our Taxation as a REIT
Risks Related to Our Organization and Structure
Risks Related to the Offering
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
CAPITALIZATION
DISTRIBUTION POLICY
DILUTION
MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Critical Accounting Policies
Income Taxes
Liquidity and Capital Resources
Quantitative and Qualitative Disclosures about Market Risk
THE COMPANY
Our Strategy
Our Competitive Strengths
Our Targeted Investments
Our Financing Strategy
Origination, Underwriting and Asset Management
Operating Policies
Competition
Employees
Legal Proceedings
THE MANAGER
Officers and Employees of Our Manager
The Management Agreement
MANAGEMENT
Our Directors and Executive Officers
Board of Directors and Committees
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Public Availability of Corporate Governance Documents
Executive Compensation
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Management Team
SL Green
Origination Agreement
Our Manager
Lack of Separate Representation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF CAPITAL STOCK
General
Common Stock
Preferred Stock
Power to Issue Additional Shares of Common Stock and Preferred Stock
Transfer Restrictions
Transfer Agent and Registrar
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
THE OPERATING PARTNERSHIP AGREEMENT
General
Capital Contributions
Operations
Redemption Rights
Transferability of Interests
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
ERISA AND CERTAIN OTHER CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
UNDERWRITING
Commissions and Discounts
Over-allotment Option
Directed Shares
Indemnity
Stabilization
Pricing of This Offering
New York Stock Exchange Listing
Lock-Up Agreements
Other Relationships
Electronic Prospectus Delivery
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GRAMERCY CAPITAL CORP. BALANCE SHEET APRIL 12, 2004
GRAMERCY CAPITAL CORP. NOTES TO BALANCE SHEET APRIL 12, 2004
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES